EXECUTION VERSION

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                                CREDIT AGREEMENT

                           Dated as of April 29, 1996

                                      among

                     THE INVESTMENT COMPANIES PARTY HERETO,

                             THE BANKS PARTY HERETO,
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             STATE STREET BANK AND TRUST COMPANY, as Operations Agent

                                    and

              BANK OF AMERICA, N.A., as Administrative Agent


              Amendment and Restatement as of April 25, 2003


                      BANC OF AMERICA SECURITIES LLC,
                   AS LEAD ARRANGER AND SOLE BOOK MANAGER






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                               Table of Contents

                                                                            Page

ARTICLE I             DEFINITIONS AND INTERPRETATION...........................1

         1.1.     Defined Terms................................................1

         1.2.     Interpretation...............................................1

         1.3.     Accounting Terms.............................................2

         1.4.     Assumptions Regarding Structure..............................3

         1.5.     Authority of Adviser; Adviser Disclaimer.....................3

ARTICLE II            THE CREDITS..............................................3

         2.1.     Amounts and Terms of Commitments.............................3

         2.2.     Evidence of Debt.............................................4

         2.3.     Procedure for Borrowing......................................4

         2.4.     Voluntary Termination or Reduction of Commitments............5

         2.5.     Prepayments..................................................5

         2.6.     Repayment....................................................6

         2.7.     Interest.....................................................6

         2.8.     Fees.........................................................6

         2.9.     Computation of Fees and Interest.............................7

         2.10.    Payments.....................................................7

         2.11.    Sharing of Payments..........................................9

         2.12.    Source of Repayment..........................................9

         2.13.    Swing Loans.................................................10

ARTICLE III           TAXES, YIELD PROTECTION AND ILLEGALITY..................11

         3.1.     Taxes.......................................................11

         3.2.     Illegality..................................................12

         3.3.     Increased Costs and Reduction of Return.....................13

         3.4.     Funding Losses..............................................14

         3.5.     Inability to Determine Rates................................14

         3.6.     Certificates of Banks.......................................15

         3.7.     Substitution of Banks.......................................15

         3.8.     Survival....................................................15

ARTICLE IV            CONDITIONS TO BORROWING.................................15

         4.1.     Conditions Precedent to and Consequences of Effectiveness
                    of Amendments.............................................15

         4.2.     All Borrowings..............................................17

         4.3.     Consequences of Effectiveness...............................18

ARTICLE V             REPRESENTATIONS AND WARRANTIES..........................18

         5.1.     Existence...................................................18

         5.2.     Authorization...............................................18

         5.3.     No Conflicts................................................19

         5.4.     Validity and Binding Effect.................................19

         5.5.     No Default..................................................19

         5.6.     Financial Statements........................................19

         5.7.     Litigation..................................................19

         5.8.     Liens.......................................................19

         5.9.     Partnerships................................................20

         5.10.    Purpose.....................................................20

         5.11.    Compliance and Government Approvals.........................20

         5.12.    Pension and Welfare Plans...................................20

         5.13.    Taxes.......................................................20

         5.14.    Subsidiaries; Investments...................................20

         5.15.    Full Disclosure.............................................20

         5.16.    Investment Policies.........................................21

         5.17.    Tax Status..................................................21

         5.18.    Regulations T, U and X......................................21

         5.19.    Status of Loans.............................................21

ARTICLE VI            COVENANTS...............................................21

         6.1.     Financial Statements and Other Reports......................21

         6.2.     Notices.....................................................22

         6.3.     Existence...................................................23

         6.4.     Nature of Business..........................................23

         6.5.     Books, Records and Access...................................23

         6.6.     Insurance...................................................23

         6.7.     Investment Policies and Restrictions........................23

         6.8.     Taxes.......................................................24

         6.9.     Compliance..................................................24

         6.10.    Pension Plans...............................................24

         6.11.    Merger, Purchase and Sale...................................24

         6.12.    Limitation on Indebtedness..................................25

         6.13.    Liens.......................................................25

         6.14.    Guaranties..................................................25

         6.15.    Other Agreements............................................25

         6.16.    Transactions with Related Parties...........................25

         6.17.    Other Indebtedness. Not incur or permit to exist any
                    Indebtedness, other than:.................................25

         6.18.    Changes to Organization Documents...........................26

         6.19.    Violation of Investment Restrictions........................26

         6.20.    Proceeds of Loans...........................................26

         6.21.    Adviser.....................................................26

         6.22.    Service Providers to Investment Company.....................26

ARTICLE VII           EVENTS OF DEFAULT.......................................26

         7.1.     Events of Default...........................................26

         7.2.     Remedies....................................................28

ARTICLE VIII          THE AGENTS..............................................29

         8.1.     Appointment and Authorization...............................29

         8.2.     Delegation of Duties........................................29

         8.3.     Liability of Agents.........................................29

         8.4.     Reliance by Agents..........................................30

         8.5.     Notice of Default...........................................30

         8.6.     Credit Decision.............................................30

         8.7.     Indemnification of Agents...................................31

         8.8.     Agents in Individual Capacity...............................31

         8.9.     Successor Agents............................................32

         8.10.    Other Agents; Arrangers and Managers........................32

ARTICLE IX            MISCELLANEOUS PROVISIONS................................33

         9.1.     Amendments and Waivers......................................33

         9.2.     Notices.....................................................33

         9.3.     No Waiver; Cumulative Remedies..............................34

         9.4.     Costs and Expenses..........................................34

         9.5.     Funds Indemnification.......................................35

         9.6.     Payments Set Aside..........................................36

         9.7.     Successors and Assigns......................................36

         9.8.     Confidentiality.............................................38

         9.9.     Setoff......................................................39
         9.10.    Notification of Addresses, Lending Offices..................39

         9.11.    Counterparts................................................39

         9.12.    Survival....................................................39

         9.13.    Disclaimer..................................................39

         9.14.    Severability................................................39

         9.15.    No Third Parties Benefited..................................39

         9.16.    Governing Law and Jurisdiction..............................40

         9.17.    Waiver of Jury Trial........................................40

         9.18.    Entire Agreement............................................40

         9.19.    Tax Forms...................................................41



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ANNEX I  .........Investment Companies and Funds
SCHEDULE I........Definitions
SCHEDULE II.......Commitments and Pro Rata Shares
SCHEDULE III......Offshore and Domestic Lending Offices, Addresses for Notices
EXHIBIT 2.2.......Form of Promissory Note
EXHIBIT 2.3.......Form of Committed Loan Notice
EXHIBIT 2.13......Form of Allocation Notice
EXHIBIT 2.14......Form of Swing Loan Notice
EXHIBIT 4.1(c)....Form of Opinion of Counsel to the Funds
EXHIBIT 5.7-1.....Schedule of Litigation
EXHIBIT 5.7-2.....Schedule of Contingent Liabilities
EXHIBIT 6.1-1.....Form of Asset Coverage Ratio Certificate
EXHIBIT 6.1-2.....Investment Company Filing Dates
EXHIBIT 9.7(b)....Assignment and Assumption

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                                CREDIT AGREEMENT

         This document, dated as of April 25, 2003, amends and restates that certain CREDIT AGREEMENT, dated as of April 29, 1996 and amended from time to time thereafter and prior to the date hereof (the "Existing Agreement"), and is made by and among each of the investment companies (each, an "Investment Company") a party hereto for itself or on behalf of the portfolios listed on the signature pages hereto or hereafter added hereto, the various banks (as defined in Section 2(a)(5) of the Act) as are or may become party hereto (collectively, the "Banks") (none of which is an "affiliated person" (as defined in the Act) of any of the Investment Companies or Columbia Management Advisors, Inc., an Oregon corporation, or an affiliated person of any such person), STATE STREET BANK AND TRUST COMPANY ("State Street"), a Massachusetts trust company, as operations agent (in such capacity, the "Operations Agent") for the Banks, and BANK OF AMERICA, N.A. ("BofA"), as administrative agent (in such capacity, the " Administrative Agent") for the Banks.

                              W I T N E S S E T H:

         WHEREAS, the Investment Companies (either on their own behalf or on behalf of certain specified Funds) identified on Annex I hereto listed under the heading Original Borrower Parties (the "Original Borrower Parties") are parties to the Existing Agreement;

         WHEREAS, the Original Borrower Parties, the Banks presently party to the Existing Agreement, the Administrative Agent and the Operations Agent desire to amend the Existing Agreement to add as parties thereto the Investment Companies (either on their own behalf or on behalf of certain specified Funds) identified on Annex I hereto listed under the heading New Borrower Parties (the "New Borrower Parties"), to extend the Scheduled Commitment Termination Date and to effect other changes to the Existing Agreement as hereinafter provided; and

         WHEREAS, in order to facilitate the aforesaid amendments, it is desirable to amend and restate the Existing Agreement on the terms and conditions set forth herein.

         NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

     1.1. Defined Terms. Unless a clear contrary intention appears, terms defined in Schedule I have the same respective meanings when used in this Agreement.

     1.2. Interpretation. In this Agreement, unless a clear contrary intention appears:

     (a) the singular number includes the plural number and vice versa;

     (b) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

     (c) reference to any gender includes each other gender;

     (d) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof and the other Credit Documents and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor;

     (e) reference to any applicable law means such applicable law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any applicable law means that provision of such applicable law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

     (f) reference to any Article, Section, Annex, Schedule or Exhibit means such Article or Section hereof or Annex, Schedule or Exhibit hereto;

     (g) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

     (h)  "including"  (and  with  the  correlative   meaning  "include")  means
including without limiting the generality of any description preceding such term;

     (i) "or" is not exclusive; and

     (j) relative to the determination of any period of time, "from" means "from and including" and "to" and "through" mean "to but excluding".

     1.3. Accounting Terms. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited statement of assets and liabilities, except as otherwise specifically prescribed herein.

     (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and either the Investment Companies or the Majority Banks shall so request, the Operations Agent, the Banks, the Investment Companies and the Funds shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Majority Banks); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Investment Companies shall provide to the Operations Agent and the Banks statements of assets and liabilities and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

     1.4. Assumptions Regarding Structure. The parties acknowledge and agree that certain of the Investment Companies are comprised of one or more separate Funds and that such Funds are not separately existing legal entities entitled to enter into contractual agreements or to execute instruments, and for these reasons, the relevant Investment Companies are executing this Agreement and the relevant Notes (if any) on behalf of their specified Funds.

     1.5. Authority of Adviser; Adviser Disclaimer. Each of the Investment Companies hereby confirms for itself and, if it is comprised of Funds, its Funds that the Adviser has been duly authorized to act on its behalf or on behalf of its Funds, as the case may be, for purposes of the Credit Documents and to take all actions that such Investment Company or Funds are entitled or required to take hereunder or thereunder, including, without limitation, requesting the making, continuation or conversion of Loans on its behalf or on behalf of its Funds pursuant to Article II, reducing or terminating the Commitments as to itself or its Funds, as the case may be, and executing and delivering loan requests, Asset Coverage Ratio Certificates and any and all other certificates, reports, financial information and notices required to be delivered to the Agents hereunder. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, the parties hereto acknowledge and agree that (a) in taking any such action hereunder or under another Credit Document, the Adviser is acting solely in its capacity as investment adviser for the Funds and not in its individual capacity, (b) neither the Adviser nor any of its officers, employees or agents (with the Adviser, collectively, "Adviser Persons") shall have any liability whatsoever for any action taken or omitted to be taken by any of them in connection with this Agreement or any other Credit Document nor shall any of them be bound by or liable for any indebtedness, liability or obligation hereunder or under any other Credit Document and (c) no Adviser Person shall be responsible in any manner to the Banks for the truth, completeness or accuracy of any statement, representation, warranty or certification contained in this Agreement or in any information, report, certificate or other document furnished by the Adviser on behalf of any Investment Company or Fund in connection with this Agreement, including, without limitation, any loan request, any Asset
Coverage Ratio Certificate and any other certificate or notice furnished pursuant to Section 6.1 or 6.2 hereof; provided that, in the case of clauses (b) and (c) above, the conduct of the Adviser Persons or any of them did not constitute gross negligence or willful misconduct.

                                   ARTICLE II

                                   THE CREDITS

     2.1. Amounts and Terms of Commitments. Each Bank severally agrees, on the terms and conditions set forth herein, to make loans (each such loan, a "Committed Loan") to the Funds from time to time on any Business Day during the period from the Closing Date to the Commitment Termination Date equal to its Pro Rata Share of the aggregate amount of the Loans requested by any Fund to be made on such day. The Commitment of each Bank and the outstanding principal amount of Loans (including Swing Loans) made by each Bank hereunder shall not exceed at any time the aggregate amount set forth on Schedule II (such amount as the same may be reduced under Section 2.5 or reduced or increased as a result of one or more assignments as permitted herein, the Bank's "Commitment"); provided, however, that (i) the aggregate principal amount of all Loans outstanding (after giving effect to all amounts requested) to any Fund shall not exceed at any time the Maximum Amount for such Fund at such time and (ii) the aggregate principal amount of all Loans outstanding to all Funds (after giving effect to all amounts requested) shall not exceed at any time the Aggregate Commitments. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, a Fund may borrow under this Section 2.1, repay under the terms hereof and reborrow under this Section 2.1.

     2.2. Evidence of Debt. The Loans made by each Bank shall be evidenced by one or more accounts or records maintained by such Bank and by the Operations Agent in the ordinary course of business. The accounts or records maintained by the Operations Agent and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Bank to the Funds and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the relevant Fund hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Bank and the accounts and records of the Operations Agent in respect of such matters, the accounts and records of the Operations Agent shall control in the absence of manifest error. Upon the request of any Bank made through the Administrative Agent, each Fund shall execute and deliver to such Bank (through the Administrative Agent) a Note, which shall evidence such Bank's Loans in addition to such accounts or records. Each Bank may attach schedules to its Notes and endorse thereon the date, Type, amount and maturity of its Loans and payments with respect thereto.

     2.3. Procedure for Borrowing.

     (a) Each Committed Loan, each conversion of Committed Loans from one Type to the other and each continuation of Eurodollar Loans shall be made upon a Fund's irrevocable notice to the Operations Agent, which may be given by telephone. Each such notice must be received by the Operations Agent not later than 11:00 a.m., Eastern time, (i) three Business Days prior to the requested date of any Committed Loans that are Eurodollar Loans, any conversion to or continuation of Eurodollar Loans or of any conversion of Eurodollar Loans to Base Rate Loans or Federal Funds Rate Loans and (ii) on the requested date of any Committed Loans that are Base Rate Loans or Federal Funds Rate Loans. Each telephonic notice by the Fund pursuant to this Section 2.3(a) must be confirmed promptly by delivery to the Operations Agent of a written Committed Loan Notice, appropriately completed and signed by an Authorized Officer of the Fund. Each borrowing of, conversion to or continuation of Eurodollar Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Each borrowing of or conversion to Committed Loans that are Base Rate Loans or Federal Funds Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Fund is requesting Committed Loans, a conversion of Committed Loans from one Type to another or a continuation of Eurodollar Loans, (ii) the requested date of the borrowing, conversion or continuation, as the case may be (which shall be a Business Day),
(iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted and (v) if applicable, the duration of the Interest Period with respect thereto. If a Fund fails to specify a Type of Committed Loan in a Committed Loan Notice or if a Fund fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Loans. If a Fund requests a borrowing of, conversion to or continuation of Eurodollar Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of two weeks.

     In the event that more than one Committed Loan Notice is delivered on any Business Day, the Operations Agent shall, for purposes of ensuring that the aggregate of the then-outstanding Loans and the Loans that are the subject of the Committed Loan Notice will not exceed the Aggregate Commitments, process the Committed Loan Notices in the order of receipt.

     (b) Following receipt of a Committed Loan Notice in respect of a Committed Loan, the Operations Agent shall promptly notify each Bank of the amount of its Pro Rata Share of the applicable Committed Loans and, if no timely notice of a conversion or continuation is provided by the relevant Fund, the Operations Agent shall notify each Bank of the details of any automatic conversion to Base Rate Loans. In the case of Committed Loans, each Bank shall make the amount of its Committed Loan available to the Operations Agent in immediately available funds at the Operations Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.2 (and, if such borrowing is the initial credit extension following the Refinancing Date, Section 4.1), the Operations Agent shall make all funds so received available to the relevant Fund in like funds as received by the Operations Agent either by (i) crediting the account of the relevant Fund on the books of the Operations Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Operations Agent by the relevant Fund; provided, however, that if, on the date the Committed Loan Notice with respect to such borrowing is given by the relevant Fund, there are Swing Loans outstanding, then the proceeds of such borrowing shall be applied first, to the payment in full of any such Swing Loans and second, to the relevant Fund as provided above.

     (c) After giving effect to any borrowing, there may not be more than 10 different Interest Periods in effect as to all the Funds.

     2.4. Voluntary Termination or Reduction of Commitments. The Funds may, upon not less than five (5) Business Days' prior notice to the Operations Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $3,000,000 or any multiple of $1,000,000 in excess thereof unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the then-outstanding principal amount of the Loans would exceed the amount of the Aggregate Commitments then in effect. Once reduced in accordance with this Section, the Aggregate Commitments may not be increased. Any reduction of the Aggregate Commitments shall be applied to each Bank according to its Pro Rata Share. All accrued commitment fees to but not including the effective date of any termination of Commitments shall be paid on the effective date of such termination. All accrued commitment fees to but not including the effective date of any reduction of Commitments shall be paid on the last Business Day of the then-current calendar quarter.

     2.5. Prepayments. If at any time a Fund's Indebtedness shall exceed its Maximum Amount and at such time there are Loans outstanding to such Fund, such Fund shall immediately prepay such Loans in full or, if prepayment of a portion of such Loans would thereby cause such Fund's Indebtedness to no longer exceed its Maximum Amount, such Fund shall immediately prepay that portion of the outstanding principal amount of such Loans, together with interest accrued thereon and amounts required under Section 3.4.

     2.6. Repayment. Each Fund shall repay to the Operations Agent for the benefit of the Banks the aggregate principal amount of each Loan without liability for any Loan(s) made to any other Fund by no later than the earlier of the sixtieth day following the date of making of such Loan and the Commitment Termination Date.

     2.7. Interest.

     (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to LIBOR (Reserve Adjusted), the Federal Funds Rate or the Base Rate, as the case may be (and subject to a Fund's right to convert to the other Type of Loans under Section 2.3), plus the Applicable Margin.

     (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Eurodollar Loans under Section 2.5 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof, and during the existence of any Event of Default, interest shall be paid on demand of the Operations Agent at the request or with the consent of the Majority Banks.

     Notwithstanding subsection (a) of this Section, (i) if any amount of principal of or interest on any Loan to a Fund is not paid in full when due (whether at stated maturity or by acceleration, demand or otherwise), such Fund shall pay interest on such unpaid principal from the date such amount becomes due until the date such amount is paid in full, and after as well as before any entry of judgment thereon to the extent permitted by law, payable on demand at a fluctuating rate per annum equal to the rate of interest then in effect for such Loan plus two percent (2%) and (ii) if any other amount payable hereunder or under any other Credit Document by a Fund is not paid in full when due (whether at stated maturity or by acceleration, demand or otherwise), such Fund shall pay interest on such unpaid principal or other amount from the date such amount becomes due until the date such amount is paid in full, and after as well as before any entry of judgment thereon to the extent permitted by law, payable on demand at a fluctuating rate per annum equal to the Base Rate plus two percent (2%).

     (c) Anything herein to the contrary notwithstanding, the obligations of any Fund to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Fund shall pay such Bank interest at the highest rate permitted by applicable law.

     2.8. Fees.

     (a) Subject to the Allocation Notice requirements of Section 2.12(a), each Fund shall pay an agency fee to (i) the Administrative Agent for the Administrative Agent's own account, as required by the letter agreement among the Funds, the Arranger and the Administrative Agent dated February 21, 2003 and
(ii) the Operations Agent's own account, as required by the letter agreement among the Funds and the Operations Agent dated April 17, 2003.

     (b) Subject to the Allocation Notice requirements of Section 2.12(a), each Fund shall pay to the Operations Agent for the account of each Bank a commitment fee on the average daily unused portion of such Bank's Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Operations Agent, equal to ten one-hundredths of one percent (0.10%) per annum. For purposes of calculation of the commitment fee under this Section 2.8(b), outstanding Swing Loans shall not be deemed as Loan usage under the Banks' Commitments. Such commitment fee shall accrue from the Refinancing Date to the Commitment Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, with the final payment to be made on the Commitment Termination Date. All accrued commitment fees to but not including the effective date of any termination of Commitments shall be paid on the effective date of such termination. All accrued commitment fees to but not including the effective date of any reduction of Commitments shall be paid on the last Business Day of the then-current calendar quarter, with such quarterly payment being calculated on the basis of the period from such reduction date to such quarterly payment date. The commitment fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in
Article IV are not met.

     2.9. Computation of Fees and Interest.

     (a) All computations of interest for Base Rate Loans when the Base Rate is determined by the Operation Agent's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365- or 366-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

     (b) Each determination of an interest rate by the Operations Agent shall be conclusive and binding on the relevant Fund and the Banks in the absence of manifest error. The Operations Agent will, at the request of a relevant Fund or any Bank, deliver to such Fund or Bank, as the case may be, a statement showing the quotations used by the Operations Agent in determining any interest rate and the resulting interest rate.

     2.10. Payments.

     (a) All payments to be made by a Fund shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by a Fund hereunder shall be made to the Operations Agent, for the account of the Administrative Agent, the Operations Agent or the Bank(s) to which such payment is owed, at the Operations Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Operations Agent will promptly distribute to the Administrative Agent, the Operations Agent or the Bank or Bank(s), as the case may be, its applicable share of such payment in respects of amounts due any such Person in like funds as received by wire transfer to such Bank's Lending Office. All payments received by the Operations Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

     (b) If any payment to be made by a Fund shall come due on a day other than a Business Day, payment shall be made on the next following Business Day (except as otherwise specified in the definition of Interest Period), and such extension of time shall be reflected in computing interest or fees, as the case may be.

     (c) Unless a Fund or any Bank has notified the Operations Agent, prior to the date any payment is required to be made by it to the Operations Agent hereunder, that such Fund or such Bank, as the case may be, will not make such payment, the Operations Agent may assume that such Fund or such Bank, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Operations Agent in immediately available funds, then:

          (i) if a Fund failed to make such payment, each Bank shall forthwith on demand repay to the Operations Agent the portion of such assumed payment that was made available to such Bank in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Operations Agent to such Bank to the date such amount is repaid to the Operations Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

          (ii) if any Bank failed to make such payment, such Bank shall forthwith on demand pay to the Operations Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Operations Agent to the Fund to the date such amount is recovered by the Operations Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Bank pays such amount to the Operations Agent, then such amount shall constitute such Bank's Loan included in the applicable borrowing. If such Bank does not pay such amount forthwith upon the Operations Agent's demand therefor, the Operations Agent may make a demand therefor upon the Fund, and the Fund shall pay such amount to the Operations Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable borrowing. Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its Commitment or to prejudice any rights which the Operations Agent or the relevant Fund may have against any Bank as a result of any default by such Bank hereunder.

          A notice of the Operations Agent to any Bank or the relevant Fund with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

     (d) If any Bank makes available to the Operations Agent funds for any Loan to be made by such Bank as provided in the foregoing provisions of this Article II, and such funds are not made available to the relevant Fund by the Operations Agent because the conditions to the applicable credit extension set forth in
Article IV are not satisfied or waived in accordance with the terms hereof, the Operations Agent shall return such funds (in like funds as received from such Bank) to such Bank, without interest.

     (e) The obligations of the Banks hereunder to make Committed Loans are several and not joint. The failure of any Bank to make any Committed Loan on any date required hereunder shall not relieve any other Bank of its corresponding obligation to do so on such date, and no Bank shall be responsible for the failure of any other Bank to so make its Committed Loan.

     (f) Nothing herein shall be deemed to obligate any Bank to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Bank that it has obtained or will obtain the funds for any Loan in any particular place or manner.

     2.11. Sharing of Payments, etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Committed Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of setoff or otherwise) in excess of its Pro Rata Share, such Bank shall immediately (a) notify the Operations Agent of such fact and (b) purchase from the other Banks such participations in the Committed Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to the purchasing Bank to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. Each Fund agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff with respect to such participation) as fully as if such Bank were the direct creditor of the relevant Fund in the amount of such participation. The Operations Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

     2.12. Source of Repayment.

     (a) Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each series of an Investment Company are separate and distinct from the assets and liabilities of each other series of that Investment Company and that no series of an Investment Company shall be liable or shall be charged for any debt, obligation, liability, fee or expense arising under this Agreement or any other Credit Document or out of or in connection with any transaction other than one entered into by or on behalf of itself. The Investment Companies shall (i) as provided in Section 4.1(f), (ii) promptly following changes needed to be made to the allocations set forth in the Allocation Notice most recently delivered hereunder and (iii) upon request of the Operations Agent, cause to be provided to the Operations Agent an Allocation Notice. Each Fund shall be liable to the Banks and Agents hereunder for fees, costs and expenses that are not specific or identifiable to any Fund or Funds for the percentage thereof as shall equal the percentage allocation set forth for such Fund in the Allocation Notice most recently delivered to the Operations Agent.

     (b) The parties hereto acknowledge that: (i) the Trust Agreement for each Investment Company that is a trust is on file with the Secretary of State of The Commonwealth of Massachusetts and the Clerk of the City of Boston; (ii) with respect to each Investment Company that is a trust, this Agreement is not executed on behalf of the trustees of such Investment Company as individuals;
(iii) that the obligations of any Fund of such Investment Company under this Agreement, its Notes (if any) and any claims, obligations or liabilities arising hereunder are not binding on any of the trustees, officers or shareholders of such Investment Company individually but are binding upon only the assets and property of such Fund; and (iv) that no Fund or series of an Investment Company will be held liable for the obligations or liabilities of any other Fund or series of that Investment Company.

     (c) Nothing in this Section 2.12 shall affect the Banks' rights against Adviser Persons as provided in Section 1.5.

     2.13. Swing Loans.

     (a) The Operations Agent may elect in its sole discretion to make revolving loans of a Federal Funds Rate Loan Type (the "Swing Loan(s)") to a Fund solely for the Operations Agent's own account from time to time on or after the Closing Date and prior to the Commitment Termination Date up to an aggregate principal amount at any one time outstanding not to exceed the lesser of (i) $50,000,000 and (ii) the maximum aggregate principal amount relating to the Operations Agent's Commitment available and permitted under Section 2.1 (taking into account all Swing Loans outstanding to all Funds (including the requested Swing
Loan) and all Committed Loans outstanding to all Funds made by State Street in its capacity as a Bank; provided that (i) the aggregate principal amount of all Loans outstanding (after giving effect to all amounts requested) to any Fund shall not exceed at any time the Maximum Amount for such Fund at such time and
(ii) the aggregate principal amount of all Loans outstanding to all Funds (after giving effect to all amounts requested) shall not exceed at any time the Aggregate Commitments. The Operations Agent may make Swing Loans (subject to the conditions precedent set forth in Section 4.2), provided that the Operations Agent has received a Swing Loan Notice no later than 12:00 p.m. (Eastern time) from an Authorized Officer of the relevant Fund for funding of a Swing Loan on the Business Day on which such Swing Loan is requested to be made. The Operations Agent shall promptly notify each Bank of its receipt of such Swing Loan Notice. The Operations Agent shall not make any Swing Loan in the event it shall have become aware that one or more of the conditions precedent contained in Section 4.2 is not satisfied until such conditions have been satisfied or waived; provided that the Operations Agent shall not be deemed to have knowledge or notice of the occurrence of any Default except under the limited circumstances set forth in Section 8.5 and shall generally be entitled to all of the benefits, indemnifications, limitations and protections afforded to it under
Article VIII in its capacity as the provider of the Swing Loans hereunder.

     (b) Each Fund requesting by telephone notice and obtaining a Swing Loan shall deliver promptly by facsimile transmission to the Operations Agent a Swing Loan Notice signed by an Authorized Officer confirming such telephonic notice for a Swing Loan. If the information contained in any such Swing Loan Notice differs in any material respect from the action taken by the Operations Agent, the records of the Operations Agent shall govern, absent manifest error.

     (c) Each outstanding Swing Loan shall be payable on the date seven days following the day the Swing Loan was made, with interest at the Federal Funds Rate accrued thereon, and shall be subject to all the terms and conditions applicable to Loans, except that all interest accrued thereon to such date shall be payable to the Operations Agent solely for its own account. On the due date for such Swing Loan, unless the borrowing Fund delivers or has previously delivered to the Operations Agent a notice of its intention to repay and does repay the Swing Loan prior to 8:00 a.m. (New York time), such Swing Loan shall automatically convert to a Committed Loan that is a Federal Funds Rate Loan under this Agreement, and each Bank (other than the Operations Agent) shall irrevocably and unconditionally purchase from the Operations Agent, without recourse or warranty to the Operations Agent, an undivided interest and participation in such Swing Loan in an amount equal to such Bank's Pro Rata Share and promptly pay such amount to the Operations Agent for its benefit in immediately available funds. Such payment shall be made by the other Banks whether or not a Default is then continuing or any other condition precedent set forth in Section 4.2 is then met and whether or not the relevant Fund has then requested a Loan in such amount. If such amount is not in fact paid to the Operations Agent by any Bank, the Operations Agent shall be entitled to recover such amount on demand from such Bank, together with accrued interest thereon from the due date therefor (if made prior to 12:00 noon, Eastern time) on any Business Day until the date such amount is paid to the Operations Agent by such Bank, at the Federal Funds Rate (as determined by the Operations Agent) for the first three Business Days after such Bank receives notice of such required purchase and thereafter at the Base Rate. The failure of any Bank to pay such amount to the Operations Agent shall not relieve any other Bank of its obligation to the Operations Agent hereunder.

     Notwithstanding the foregoing, upon repayment by the borrowing Fund of a Swing Loan made by the Operations Agent hereunder, such Fund on that due date may otherwise deliver a Committed Loan Notice to the Operations Agent pursuant to Section 2.3 and borrow Committed Loans subject to the terms of this Agreement from all the Banks.

                                  ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY

3.1.     Taxes.

     (a) Any and all payments by a Fund to each Bank or the Agents under this Agreement and any other Credit Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, each Fund shall pay all Other Taxes.

     (b) Each Fund shall indemnify and hold harmless each Bank and each Agent for the full amount of Taxes or Other Taxes in connection with a payment by it (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable by it under this Section) paid by the Bank or such Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty (30) days after the date the Bank or an Agent makes written demand therefor.

     (c) If a Fund shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or an Agent, then:

          (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Bank or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

          (ii) the Fund shall make such deductions and withholdings;

          (iii) the Fund shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

          (iv) the Fund shall also pay to the Operations Agent for the account of such Bank or Agent, at the time interest is paid, all additional amounts which the respective Bank or Agent specifies as necessary to preserve the after-tax yield the Bank or Agent would have received if such Taxes or Other Taxes had not been imposed.

     (d) Within 30 days after the date of any payment by a Fund of Taxes or Other Taxes, the Fund shall furnish the Operations Agent the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Operations Agent.

     (e) If a Fund is required to pay additional amounts to any Bank or an Agent pursuant to subsection (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Fund that may thereafter accrue, if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

     To the extent appropriate, payments by any Fund under this Section 3.1 shall be subject to the Allocation Notice requirements under Section 2.12(a).

3.2. Illegality.

     (a) If any Bank reasonably determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Eurodollar Loans, then, on notice thereof by the Bank to the Funds through the Operations Agent, any obligation of that Bank to make Eurodollar Loans shall be suspended until the Bank gives notice, and the Bank agrees promptly to give such notice, to the Operations Agent and the Funds when the circumstances giving rise to such determination no longer exist.

     (b) If a Bank reasonably determines that it is unlawful to maintain any Eurodollar Loan, a Fund shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Operations Agent), prepay in full such Eurodollar Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 3.4, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Eurodollar Loan, as provided in a notice from the Bank to the relevant Fund(s). If a Fund is required to so prepay any Eurodollar Loan, then concurrently with such prepayment, the Fund may borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan or a Federal Funds Rate Loan, as designated by such borrowing Fund pursuant to Section 2.3.

     (c) If the obligation of any Bank to make or maintain Eurodollar Loans has been so terminated or suspended, the relevant Fund(s) may elect, by giving notice to the Bank through the Operations Agent, that all Loans that would otherwise be made by the Bank as Eurodollar Loans shall be instead Base Rate Loans or Federal Funds Rate Loans, as designated by the relevant Fund(s).

     (d) Before giving any notice to the Operations Agent under this Section, the affected Bank shall designate a different Lending Office with respect to its Eurodollar Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

3.3. Increased Costs and Reduction of Return.

     (a) If any Bank reasonably determines that, due to the introduction of or any change in or in the interpretation of any law or regulation or the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Eurodollar Loans, then the affected Fund shall be liable for, and shall from time to time upon demand (with a copy of such demand to be sent to the Operations Agent) pay to the Operations Agent, for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

     (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation,
(iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, Loans, credits or other obligations under this Agreement, then, upon demand of such Bank to the affected Fund through the Operations Agent, the affected Fund shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

     3.4. Funding Losses. Each Fund shall reimburse each Bank and hold each Bank harmless from any loss or expense that the Bank may reasonably sustain or incur as a consequence of:

     (a) the failure of such Fund to make on a timely basis any payment of principal of any Eurodollar Loan;

     (b) the failure of such Fund to borrow, continue or convert a Loan after the Fund has given (or is deemed to have given) a Committed Loan Notice;

     (c) the failure of such Fund to make any prepayment in accordance with any notice delivered under Section 2.4; or

     (d) the prepayment or other payment (including after acceleration thereof) of a Eurodollar Loan on a day that is not the last day of the relevant Interest Period; including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Eurodollar Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by a Fund to the Banks under this
Section 3.4 and under Section 3.3(b), each Eurodollar Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining LIBOR (Reserve Adjusted) for such Eurodollar Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Loan is in fact so funded.

     3.5. Inability to Determine Rates. If the Operations Agent determines that for any reason adequate and reasonable means do not exist for determining LIBOR (Reserve Adjusted) for any requested Interest Period with respect to a proposed Eurodollar Loan or that LIBOR (Reserve Adjusted) applicable pursuant to Section 2.7(a) for any requested Interest Period with respect to a proposed Eurodollar Loan does not adequately and fairly reflect the cost to any Bank of funding such Loan, the Operations Agent will promptly so notify the affected Fund and each Bank. Thereafter, the obligation of the Banks to make or maintain Eurodollar Loans hereunder shall be suspended until the Operations Agent gives notice (and, if appropriate, the Operations Agent shall give such notice) to the Funds that adequate and reasonable means do exist for determining such LIBOR (Reserve Adjusted) or such LIBOR (Reserve Adjusted) does adequately and fairly reflect the costs to the Banks of funding such Loans. Upon receipt of such notice, the affected Fund may revoke any Committed Loan Notice then submitted by it. If the affected Fund does not revoke such Committed Loan Notice, the Banks shall make, convert or continue the Loans, as proposed by such Fund, in the amount specified in the applicable notice submitted by the Fund, but such Loans shall be made, converted or continued as Base Rate Loans or Federal Funds Rate Loans instead of Eurodollar Loans as the Fund so elects in its revocation notice.

     3.6. Certificates of Banks. Any Bank claiming reimbursement or compensation under this Article III shall deliver to the affected Fund (with a copy to the Operations Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder, and such certificate shall be conclusive and binding on such Fund in the absence of manifest error.

     3.7. Substitution of Banks. Upon the receipt by a Fund from any Bank (an "Affected Bank") of a claim for compensation under Section 3.3, such Fund may:
(i) request the Affected Bank to use its best efforts to obtain a replacement bank or financial institution satisfactory to such Fund to acquire and assume all or a ratable part of all of such Affected Bank's Loans and Commitment (a "Replacement Bank"); (ii) request one or more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitment (it being understood that no such other Bank shall be in any way required to effect any such acquisition and assumption); or (iii) designate a Replacement Bank. Any such designation of a Replacement Bank (x) under clause (i) or (iii) shall be subject to the prior written consent of the Operations Agent (which consent shall not be unreasonably withheld) and acknowledgement of the Administrative Agent and (y) clause (i), (ii) or (iii) shall be subject to payment in full of all amounts due and owing hereunder to the Affected Bank.

     3.8. Survival. The agreements and obligations of the Funds in this Article III shall survive the payment of all other Obligations.

                                   ARTICLE IV

                             CONDITIONS TO BORROWING

     4.1. Conditions Precedent to and Consequences of Effectiveness of Amendments. The amendment, restatement and replacement effected by this Agreement shall become effective on the date (the "Refinancing Date") on which the conditions precedent specified in this Section 4.1 shall have been satisfied or waived by the Administrative Agent, the Operations Agent and all the Banks that are signatories to this document. As conditions to the occurrence of the Refinancing there shall be no Loans then outstanding under the Existing
Agreement, the Administrative Agent shall have received duly executed counterparts of this amended and restated Agreement signed by all the parties hereto and the following additional conditions shall have been satisfied:

     (a) The Administrative Agent shall have received from each Investment Company a certificate, dated the date hereof, of its Secretary or Assistant Secretary as to

          (i) resolutions of its manager or board of trustees or directors or other equivalent body then in full force and effect authorizing the execution, delivery and performance of this Agreement, and each other Credit Document to be executed by it;

          (ii) the incumbency and signatures of those of its officers or agents authorized to act with respect to this Agreement, the Notes (if any) and each other Credit Document executed by it;

          (iii) copies of any amendments to such Investment Company's Organization Documents made since May 12, 2002 or, in the case of any Investment Company that is a New Borrower Party, full and complete copies such Investment Company's Organization Documents;

          (iv) the fact that the agreements delivered by the Investment Companies pursuant to Section 4.1(d) constitute all such agreements between the Investment Companies and the Adviser; upon which certificates the Administrative Agent, the Operations Agent and each Bank may conclusively rely until they shall have received a further certificate from the relevant Investment Company canceling or amending such prior certificate.

     (b) The Administrative Agent shall have received an opinion, dated the date hereof and addressed to the Agents and the Banks, from Ropes & Gray, counsel to the Funds, substantially in the form of Exhibit 4.1(b), which the Investment Companies hereby expressly authorize and instruct such counsel to prepare and deliver.

     (c) The Administrative Agent shall have received evidence from the Operations Agent of payment of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Refinancing Date under the Existing Agreement, together with Attorney Costs of the Agents to the extent invoiced prior to or on the Refinancing Date, plus such additional amounts of Attorney Costs as shall constitute the relevant Agent's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Funds and the relevant Agent), including any such costs, fees and expenses arising under or referenced in Section 2.8(a) and those then due and payable pursuant to Section 9.4.

     (d) The Administrative Agent shall have received copies of each investment advisory agreement between each Investment Company and the Adviser, together with all sub-advisory agreements, if any.

     (e) The Administrative Agent shall have received an Asset Coverage Ratio Certificate for each Fund.

     (f) The  Administrative  Agent  shall have  received  a revised  Allocation
Notice.

     (g) The Administrative Agent shall have received copies of the most recent prospectus and statement of additional information for each Fund.

     (h) The Administrative Agent shall have received with respect to each Fund a duly completed and executed FRB Form FR U-1 as required pursuant to Regulation U (12 C.F.R. ss. 221.1 et seq.).

     (i) The Administrative Agent shall have received for each Bank that shall have requested them duly completed and executed Notes payable to such Bank from each Fund.

     (j) The Administrative Agent shall have received for each Bank such documents as shall show that each Investment Company is duly organized or formed and is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification.

     (k) The Administrative Agent shall have received for each Bank a duly completed and executed certificate of an Authorized Officer for the Investment Companies substantially in the form of Exhibit 6.1-2.

     4.2. All Borrowings. The obligation of each Bank to fund any Loan to a Fund or to continue or convert a Loan to a Fund shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 4.2. (a) No Default shall have occurred and be continuing with respect to the borrowing Fund.

     (b) The  representations  and warranties of the borrowing Fund contained in
Article V (except to the extent such representations and warranties relate solely to an earlier date, in which case they shall be true and correct as of such earlier date) shall be true and correct in all material respects on and as of the date of such Loan, both immediately before and after giving effect to such Loan, as if then made.

     (c) Except as disclosed by the borrowing Fund to the Operations Agent and the Banks pursuant to Section 5.7, no labor controversy, litigation, arbitration or governmental investigation or proceeding shall be pending and no development shall have occurred with respect to such matters or, to the knowledge of such Fund, threatened against it that, in the reasonable opinion of the Banks, might materially affect the Fund's consolidated business, operations, assets, revenues, properties or prospects or that purports to affect the legality, validity or enforceability of this Agreement, the Notes (if any) or any other Credit Document.

     (d) In the case of a Committed Loan or of a continuation or conversion of a Committed Loan, the Operations Agent shall have received a Committed Loan Notice therefor. In the case of a Swing Loan, the conditions for making such Swing Loan set forth in Section 2.13 shall have been satisfied. Each of the delivery of a Committed Loan Notice or Swing Loan Notice, as the case may be, and, in the case of the making of a Loan, the acceptance by the relevant Fund of the proceeds of such Loan shall constitute a representation and warranty by such Fund that on the date of such Loan (both immediately before and after giving effect thereto and the application of the proceeds thereof) or continuation or conversion, as the case may be, the statements made in Sections 4.2(a), (b), (c), (e), (f) and
(g) are true and correct.

     (e) The Net Asset Value of the borrowing Fund at the time of delivery of a Committed Loan Notice or Swing Loan Notice (after giving effect to the requested
Loan), as the case may, be shall be at least $10,000,000.

     (f) Both before and after the Loans (or continuation or conversion thereof) in question, the aggregate of the borrowing Fund's Indebtedness shall not exceed such Fund's Maximum Amount.

     Any instrument, agreement or other document to be received by the Operations Agent pursuant to this Article IV, and any other condition precedent required to be met or satisfied under this Article IV, shall be in form and substance reasonably satisfactory to the Operations Agent and each Bank and in sufficient copies for each Bank.

     4.3. Consequences of Effectiveness. On the Refinancing Date, the Existing Agreement shall be automatically amended and restated to read as set forth herein. On and after the Refinancing Date, the rights and obligations of the parties hereto shall be governed by this Agreement; provided that rights and obligations of the parties hereto with respect to the period prior to the Refinancing Date shall continue to be governed by the provisions of the Existing Agreement. With effect from and including the Refinancing Date, each Person listed on the signature pages hereof that is not a party to the Existing Agreement shall become a party to this Agreement and the Commitments and Pro Rata Shares shall be as set forth in Schedule II.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Banks and the Agents to enter into the Agreement as amended and restated by this document and to make Loans hereunder, each Investment Company represents and warrants with respect to itself and, as may be relevant with respect to an Investment Company comprised of Funds, the relevant Fund, to the extent hereinafter set forth in this Article V. The representations and warranties contained in this Article V shall be deemed to be repeated each time that a Fund requests that a Loan be made as provided in Article IV.

     5.1. Existence. It is an open-end management investment company (except that, in the case of Stein Roe Floating Rate Limited Liability Company, it is a closed-end management investment company) within the meaning of the Act and is duly organized, validly existing and in good standing under the laws of the state of its organization. It is in good standing and is duly qualified to do business in each state where, because of the nature of its activities or properties, such qualification is required, except where the failure to be so qualified would not have a Material Adverse Change. If it is an Investment Company comprised of Funds, the relevant Fund is a series of shares of beneficial interest in, or common stock of, such Investment Company (which shares have been and will be duly authorized, validly issued, fully paid and non-assessable by such Investment Company) and legally constitutes a fund or portfolio permitted to be marketed to investors pursuant to the provisions of the Act.

     5.2. Authorization. It is duly authorized to execute and deliver this Agreement and the other Credit Documents to which it is a party and is and, so long as this Agreement shall remain in effect with respect to it, will continue to be duly authorized to borrow monies hereunder on its own behalf or, if it is an Investment Company comprised of one or more Funds, on behalf of the relevant Fund, and to perform its obligations under this Agreement and the other Credit Documents to which it is a party. The execution, delivery and performance by it of this Agreement and the other Credit Documents to which it is a party and the effecting of its borrowings hereunder on its own behalf or, if it is an Investment Company comprised of Funds, on behalf of the relevant Fund, do not and will not require any consent or approval of, or registration with, any Governmental Authority.

     5.3. No Conflicts. The execution, delivery and performance by it of this Agreement and the other Credit Documents to which it is a party do not and, so long as this Agreement and the other Credit Documents shall remain in effect with respect to it, will not (i) conflict with any provision of law, (ii) conflict with its Organization Documents, (iii) conflict with any agreement binding upon it, (iv) conflict with either its most recent prospectus or its most recent statement of additional information, (v) conflict with any court or administrative order or decree applicable to it or (vi) require, or result in, the creation or imposition of any Lien on any of its assets.

     5.4. Validity and Binding Effect. Each of this Agreement and the other Credit Documents to which it is a party is, and the Notes (if any) when duly executed and delivered will be, the legal, valid and binding obligation of such Investment Company or, if it is an Investment Company comprised of one or more Funds, the relevant Fund, enforceable against it in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

     5.5. No Default. It is not in default under any agreement or instrument to which it is a party or by which it or any of its respective properties or assets is bound or affected, other than minor defaults that could not reasonably be expected to result in a Material Adverse Change. To the best of its knowledge, no Default with respect to it has occurred and is continuing.

     5.6. Financial Statements. Its most recent audited statement of assets and liabilities and its most recent semi-annual asset statement, copies of which have been or will be furnished to the Agents and the Banks, have been prepared in conformity with GAAP applied on a basis consistent with that of the preceding Fiscal Year or period and present fairly its financial condition as at such dates and the results of its operations for the periods then ended, subject (in the case of the interim financial statement) to year-end audit adjustments. Since the date of its most recent statement of assets and liabilities and such semi-annual asset statement, there has been no Material Adverse Change in such financial condition, except for fluctuations in value of its assets due to market conditions and shareholder purchases and redemptions.

     5.7. Litigation. No claims, litigation, arbitration proceedings or governmental proceedings that could reasonably be expected to result in a Material Adverse Change are pending or, to the best of its knowledge, threatened against or are affecting it, except those referred to in Exhibit 5.7-1. Other than any liability incident to such claims, litigation or proceedings or provided for or disclosed in the financial statements referred to in Section 5.6 or listed on Exhibit 5.7-2, it does not, to the best of its knowledge, have any contingent liabilities that are material to it other than those incurred in the ordinary course of business.

     5.8. Liens. None of the property, revenues or assets of such Investment Company or the relevant Fund, in the case of an Investment Company comprised of Funds, is subject to any Lien, except (i) Liens in favor of the Banks, if any,
(ii) Liens for current Taxes not delinquent or Taxes being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained, (iii) Liens as are necessary in connection with a secured letter of credit opened by or for it in connection with its the trustees' (or directors') and officers' errors and omissions liability insurance policy, (iv) Liens incurred in connection with Financial Contracts and (v) Liens arising under any custodian agreement to which it is a party.

     5.9. Partnerships. It is not a general partner or joint venturer or any partnership or joint venture; provided, however, it may be a "feeder" fund in a "master/feeder" fund arrangement.

     5.10. Purpose. The proceeds of the Loans will be used by such Investment Company or, if it is comprised of Funds, by the relevant Fund for short-term liquidity and other temporary emergency purposes, which purposes are permitted under the Act and by its prospectus and statement of additional information. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Federal Reserve Board Regulations T, U or X. Each such Investment Company or, if it is an Investment Company comprised of Funds, each Fund acknowledges that Loans made to it may be deemed by the Federal Reserve Board to be "purpose loans" under Regulation U because of the status of the Investment Company of which it is a series as an investment company (or the functional equivalent thereof).

     5.11. Compliance and Government Approvals. It is in compliance with all statutes and governmental rules and regulations applicable to it, including, without limitation, the Act, other than immaterial incidents of non-compliance that could not reasonably be expected to result in a Material Adverse Change. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other person is required for the due execution, delivery or performance by such Investment Company or, if it is an Investment Company comprised of Funds, the relevant Fund of this Agreement, the Notes (if any) or any of the other Credit Documents.

     5.12. Pension and Welfare Plans. It has not established or maintained, nor is it liable under, any Plan.

     5.13. Taxes. It has filed all tax returns that are required to have been filed and has paid, or made adequate provisions for the payment of, all of its Taxes that are due and payable, except such Taxes, if any, as are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP have been maintained. It is not aware of any proposed assessment against it for additional Taxes (or any basis for any such assessment) that might be material in amount to it. It has substantially complied with all requirements of the Code applicable to regulated investment companies so as to be relieved of federal income tax on net investment income and net capital gains distributed to its shareholders.

     5.14. Subsidiaries; Investments. It has no Subsidiaries or equity investments or any interest in any other Person other than portfolio securities (including investment company securities) that may have been acquired in the ordinary course of business.

     5.15. Full Disclosure. No representation or warranty contained in this Agreement or in any other document or instrument furnished to any Agent and/or the Banks in connection herewith contains any untrue statement of any material fact as of the date when made or omits to state any material fact necessary to make the statements herein or therein not misleading as of the date when made in light of the circumstances in which the same were made.

     5.16. Investment Policies. The assets of such Investment Company or, if it is an Investment Company comprised of one or more Funds, the relevant Fund are being invested substantially in accordance with the investment policies and restrictions set forth in each of its most recent prospectus and its most recent statement of additional information.

     5.17. Tax Status. It has taken all steps reasonably necessary to maintain its status as a regulated investment company under the Code with respect to net investment income and net capital gains.

     5.18. Regulations T, U and X. It is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose that violates or would be inconsistent with Regulations T, U and X.

     5.19. Status of Loans. Its obligation in connection with the repayment of any Loans made to it hereunder shall at all times constitute its unconditional Indebtedness and will rank at least pari passu in priority of payment with all of its other present and future unsecured and unsubordinated Indebtedness.

                                   ARTICLE VI

                                    COVENANTS

     From the Refinancing Date of this Agreement and thereafter until the expiration or termination of the Commitments and until all Obligations have been paid or performed in full, each Investment Company agrees with respect to itself and as may be relevant with respect to an Investment Company comprised of Funds, the relevant Fund, unless the Majority Banks shall otherwise expressly consent in writing, to:

     6.1. Financial Statements and Other Reports. Deliver to the Administrative Agent, the Operations Agent and each Bank:

     (a) As soon as available and in any event within sixty (60) days after each of its Fiscal Years, a copy of its annual audited statement of assets and liabilities, including a statement of investments, prepared in conformity with GAAP and certified by a nationally recognized independent certified public accounting firm, together with a certificate from such firm (i) acknowledging to the Banks such firm's understanding that the Banks are relying on such statement of assets and liabilities, (ii) containing a computation of, and showing compliance with, the relevant Fund's Asset Coverage Ratio and (iii) stating to the effect that, in making the examination necessary for the signing of such statement of assets and liabilities, such firm has not become aware of any Default that has occurred and is continuing, or if such firm has become aware of any such event, describing it and the steps, if any, being taken to cure it;

     (b) Within sixty (60) days after the end of the first six months of its Fiscal Year, a copy of its published semi-annual asset statement, prepared in conformity with GAAP;

     (c) Within fifteen (15) days after the end of each calendar quarter, an executed certificate substantially in the form of Exhibit 6.1-1 ("Asset Coverage Ratio Certificate") setting forth (i) its asset coverage ratio (as calculated in the manner contemplated by the form of Asset Coverage Ratio Certificate) ("Asset Coverage Ratio") and (ii) a statement to the effect that, to the best of the knowledge of the Authorized Officer signing the Asset Coverage Ratio Certificate, no Default has occurred and is continuing or, if an Event of Default has occurred and is continuing, the steps being taken to remedy the same;

     (d) (i) Within fifteen (15) days following the filing thereof, any preliminary proxy materials filed with the Securities and Exchange Commission and (ii) within fifteen (15) days after the same become available, copies of its current prospectus and statement of additional information (marked to show changes from the prospectus and statement of additional information most recently delivered to the Banks); and

     (e) Promptly from time to time such other reports or information as any Agent or Bank may reasonably request.

     The Funds shall deliver to the Administrative Agent, the Operations Agent and the Banks a duly completed and executed copy of a certificate substantially in the form of Exhibit 6.1-2 on the Refinancing Date and promptly following the date (if any) on which the information in the most recently delivered copy of such certificate shall have changed.

     To the extent feasible, the statements, certificates and notices provided for in this section shall be transmitted via electronic mail.

     6.2. Notices. Notify the Banks and the Agents in writing via electronic mail of any of the following immediately upon learning of the occurrence thereof, describing the same and, if applicable, stating the steps being taken by the Person(s) affected with respect thereto:

     (a) the occurrence of a Default;

     (b)  the   institution  of  any  litigation,   arbitration   proceeding  or
governmental proceeding that is likely to result in a Material Adverse Change;

     (c) the entry of any judgment or decree against it if the aggregate amount of all judgments and decrees then outstanding against it exceeds the lesser of five percent (5%) of its Net Asset Value or $5,000,000 after deducting (i) the amount with respect to which it is insured and with respect to which the insurer has assumed responsibility in writing and (ii) the amount for which it is otherwise indemnified if the terms of such indemnification and the Person providing such indemnification are satisfactory to the Majority Banks;

     (d) the occurrence of a change of its name (whether of its legal name or a "d/b/a" designation). The Investment Company or, if it is an Investment Company comprised of Funds, the Investment Company, on behalf of the affected Fund(s), shall promptly execute and deliver to each Bank a new Note executed in its new name, together with such other documents in connection therewith as the Bank shall reasonably request;

     (e) the scheduling by it of consideration by its manager or board of trustees or directors or other equivalent body of a change in its Adviser, distributor, administrator, custodian (unless such custodian is a Bank) or independent accountant, or the appointment of any sub-adviser or any Person acting in a similar capacity to an Adviser; provided that a mailing to shareholders with respect to any of the foregoing shall not be deemed to be sufficient notice hereunder; and

     (f) the occurrence of such other events as the Operations Agent or the Administrative Agent may from time to time reasonably specify.

     6.3. Existence. Except as specified in Section 6.11(a), maintain and preserve its existence as a registered investment company and, if it is comprised of Funds, the existence of each relevant Fund as a "series" within the meaning of the Act, and maintain and preserve all rights, privileges, licenses, copyrights, trademarks, trade names, franchises and other authority to the extent material and necessary for the conduct of its business in the ordinary course, unless such Investment Company or Fund has no Loans outstanding and it has been terminated as a party to this Agreement.

     6.4. Nature of Business. Continue in, and limit its operations to, the business of an open-end management investment company, within the meaning of the Act, and maintain in full force and effect at all times all governmental licenses, registrations, permits and approvals necessary for the continued conduct of its business, including, without limitation, its registration with the Securities and Exchange Commission under the Act as an open-end investment company.

     6.5. Books, Records and Access. Maintain complete and accurate books and records in which full and correct entries in conformity with GAAP shall be made of all transactions in relation to its business and activities; upon reasonable notice, it shall permit access by the Agents and the Banks to its books and records during normal business hours and permit the Agents or the Banks to make copies of such books and records.

     6.6. Insurance. Maintain in full force and effect insurance to such extent and against such liabilities as is commonly maintained by companies similarly situated, including, but not limited to (i) such fidelity bond coverage as shall be required by Rule 17g-1 promulgated under the Act or any similar or successor provision and (ii) errors and omissions, director and officer liability and other insurance against such risks and in such amounts (and with such co-insurance and deductibles) as is usually carried by other companies of established reputation engaged in the same or similar businesses and similarly situated and will, upon request of the Administrative Agent, furnish to the Banks a certificate of an Authorized Officer setting forth the nature and extent of all insurance maintained by it in accordance with this Section 6.6.

     6.7. Investment Policies and Restrictions.

     (a) Without prior written notice to the Agents of at least thirty (30) days, not rescind, amend or modify any investment policy described as "fundamental" in any prospectus or any registration statement(s) that may be on file with the Securities and Exchange Commission with respect thereto (collectively herein, a "proposed change"). If, in the reasonable judgment of the Majority Banks, such proposed change will result in a change in the Banks' analysis of the creditworthiness of the affected Investment Company or Fund, either of the Agents shall notify the relevant Investment Company or Fund of such decision; thereafter, if such proposed change is implemented with respect to such Investment Company or Fund, the Banks may terminate their Commitments to lend to such Investment Company or Fund, and all Loans outstanding to such Investment Company or Fund shall become immediately due and payable.

     (b) Invest its assets in accordance with its investment policies and restrictions as set forth in its most recent prospectus and statement of additional information.

     6.8. Taxes. Pay when due all of its Taxes, unless and only to the extent that such Taxes are being contested in good faith and by appropriate proceedings and it shall have set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP. Such Investment Company or Fund shall at all times comply with all requirements of the Code applicable to regulated investment companies, to such effect as not to be subject to federal income taxes on net investment income and net capital gains distributed to its shareholders.

     6.9.  Compliance.  Comply in all  material  respects  with all statutes and
governmental  rules  and  regulations  applicable  to  it,  including,   without
limitation, the Act.

     6.10. Pension Plans. Not enter into, or incur any liability relating to, any Plan.

     6.11. Merger, Purchase and Sale. Not:

     (a) be a party to any merger or consolidation; provided, however, that any Investment Company or Fund can merge or consolidate with any other Person in accordance with 17 C.F.R. ss. 270.17a-8 if (i) such merger or consolidation complies in all material respects with the requirements of 17 C.F.R. ss. 270.17a-8 and all rules promulgated in connection therewith, (ii) the surviving entity assumes all of the obligations to the Banks of the merging or consolidating Investment Companies and/or Funds prior to such merger or consolidation and (iii) in the good faith judgment of all the Banks, the financial condition and investment policies and restrictions of the surviving entity are not fundamentally different from those of the merging or consolidating Investment Companies and/or Funds prior to such merger or consolidation;

     (b) except as permitted by Section 6.11(a) and except for sales or other dispositions of portfolio securities in the ordinary course of its business or to meet shareholder redemption requests, sell, transfer, convey, lease or otherwise dispose of all or any substantial part of its assets; provided, however, that it may sell substantially all of its assets to another Person in accordance with 17 C.F.R. ss. 270.17a-8 if (i) such sale complies in all material respects with the requirements of 17 C.F.R. ss. 270.17a-8 and all rules promulgated in connection therewith, (ii) the purchasing entity assumes all obligations to the Banks of the selling Fund prior to such sale and (iii) in the good faith judgment of all the Banks, the financial condition and investment policies and restrictions of the purchasing entity are not fundamentally different from those of the selling Fund prior to the asset sale; or

     (c) except as permitted by Section 6.11(a), not purchase or otherwise acquire all or substantially all the assets of any Person without the review and consent thereto of all the Banks, which consent shall not be unreasonably withheld.

     For purposes of this Section 6.11 only, a sale, transfer, conveyance, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of any Investment Company or Fund only if the value of such assets, when added to the value of all other assets sold, transferred, conveyed, leased or otherwise disposed of by such Investment Company or Fund (other than in the normal course of business or in a manner otherwise consistent with such Fund's investment policies) during the same Fiscal Year, exceeds fifteen percent (15%) of such Investment Company's or Fund's Total Assets determined as of the end of the immediately preceding Fiscal Year.

     6.12. Limitation on Indebtedness. Not at any time permit its aggregate Indebtedness to exceed its Maximum Amount.

     6.13. Liens. Not create or permit to exist any Lien with respect to any property, revenues or assets now owned or hereafter acquired by it, except (i) Liens in favor of the Agents and the Banks, if any, (ii) Liens for current Taxes not delinquent or Taxes being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained, (iii) Liens as are necessary in connection with a secured letter of credit opened by or on its behalf in connection with its trustees' (or directors') errors and omissions liability insurance policy, (iv) Liens incurred in connection with Financial Contracts and
(v) Liens arising under any custodian agreement to which it is a party.

     6.14. Guaranties. Not become or be a guarantor or surety of, or otherwise become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise) with respect to, any undertaking of any other Person, except for the endorsement, in the ordinary course of collection, of instruments payable to it or its order.

     6.15. Other Agreements. Not enter into any agreement containing any provision that would be violated or breached by performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

     6.16. Transactions with Related Parties. Not enter into or be a party to any transaction or arrangement, including, without limitation, the purchase, sale, loan, lease or exchange of property or the rendering of any service, with any Related Party, except in the ordinary course of and pursuant to the reasonable requirements of its business and upon fair and reasonable terms no less favorable to it than would be obtainable in a comparable arm's-length transaction with a Person not a Related Party; provided that any such transaction must be made in substantial compliance with Section 17 of the Act or an exemption therefrom.

     6.17. Other Indebtedness. Not incur or permit to exist any Indebtedness, other than:

     (i) the Loans;

     (ii) Indebtedness owing to its custodian that does not exceed an amount that, when aggregated with any other Indebtedness owing by such Fund, will cause the Fund to exceed the limitations on senior security indebtedness imposed by the Act;

     (iii) Indebtedness owing in respect of Financial Contracts incurred in the ordinary course of business and in amounts not exceeding that permitted by the Investment Company's or Fund's investment policies; and

     (iv) Indebtedness owing in respect of payments due to its trustees or directors under any deferred compensation plan; provided that such payments shall not in the aggregate for all Funds exceed $750,000.

     6.18. Changes to Organization Documents, etc. Not make or permit to be made any material changes to its Organization Documents without the prior written consent of the Majority Banks.

     6.19. Violation of Investment Restrictions, etc. Not violate or take any action that would result in a violation of any of its investment restrictions or fundamental investment policies as from time to time in effect.

     6.20. Proceeds of Loans. Utilize the proceeds of each Loan made to it to provide temporary liquidity funding allowed under the Act. None of the proceeds of any Loan shall be used directly for the purpose, whether immediate, incidental or ultimate, of acquiring any "margin stock" within the meaning of Regulation U.

     6.21. Adviser. Maintain Columbia Management Advisors, Inc. or one of its Affiliates as Adviser to it.

     6.22. Service Providers to Investment Company. Not change its distributor, custodian, accountant or administrator unless the Majority Banks provide their prior written consent to such change, which consent shall not be withheld by the Majority Banks unless, based upon their reasonable judgment, the Majority Banks in good faith conclude that such change will result in a change in the creditworthiness of such Fund.

                                  ARTICLE VII

                                EVENTS OF DEFAULT

     7.1. Events of Default. Each of the following shall constitute an Event of Default with respect to an Investment Company or Fund, as the case may be, under this Agreement (it being understood that an Event of Default with respect to an Investment Company or Fund, as the case may be, shall not constitute an Event of Default with respect to any other Investment Company or other Fund of that Investment Company, except that an Event of Default with respect to an Investment Company that is comprised of one or more Funds of the types set forth in clauses (d) and (e) of this Section 7.1 shall be an Event of Default as to all Funds of such Investment Company):

     (a) Default in payment by an Investment Company or Fund, as the case may be, (i) when and as required to be paid herein of any amount of principal of any Loan or (ii) within five (5) days after the same becomes due of any interest, fee or any other amount payable hereunder or under any other Credit Document.

     (b) Default in the payment when due, whether by acceleration or otherwise (subject to any applicable grace period), of any Indebtedness of, or guaranteed by, such Investment Company or Fund, as the case may be, in excess of 5% of such Fund's or Portfolio's, as the case may be, then respective total Net Asset Value.

     (c) Any event or condition shall occur that results in the acceleration of the maturity of any Indebtedness of, or guaranteed by, such Investment Company or Fund, as the case may be, or enables the holder or holders of such other Indebtedness or any trustee or agent for such holders (any required notice of default having been given and any applicable grace period having expired) to accelerate the maturity of such other Indebtedness in excess of five percent (5%) of such Investment Company's or Fund's, as the case may be, then-current total Net Asset Value.

     (d) The Investment Company or Fund, as the case may be, (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing.

     (e) (i) Any involuntary Insolvency Proceeding is commenced or filed against the Investment Company or Fund, or any writ, judgment, warrant of attachment, execution or similar process is issued or levied against a substantial part of its assets, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (ii) an Investment Company or Fund admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) it acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor) or other similar Person for itself or a substantial portion of its property or business.

     (f) The Investment Company or Fund, as the case may be, shall default in the performance of its agreement under Sections 6.4, 6.7 or any of 6.11 through 6.19.

     (g) The Investment Company or Fund, as the case may be, shall default in the performance of its other agreements herein set forth (and not constituting an Event of Default under any of the other subsections of this Section 7.1), and such default shall continue for thirty (30) days.

     (h) Any representation or warranty made by such Investment Company or Fund, as the case may be, herein, or in any schedule, statement, report, notice, certificate or other writing furnished by it on or as of the date as of which the facts set forth therein are stated or certified, is untrue or misleading in any material respect when made or deemed made; or any certification made or deemed made by such Investment Company or Fund, as the case may be, it to the Agents and the Banks is untrue or misleading in any material respect on or as of the date made or deemed made.

     (i) There shall be entered against such Investment Company or Fund, as the case may be, one or more judgments or decrees that, when taken together, would exceed the lesser of five percent (5%) of such Fund's Net Asset Value and $5,000,000, excluding those judgments or decrees (i) that shall have been stayed or discharged less than thirty (30) calendar days from the entry thereof and
(ii) those judgments and decrees for and to the extent that such Investment Company or Fund is insured and with respect to which the insurer has assumed responsibility in writing or for and to the extent that such Investment Company or Fund, as the case may be, is otherwise indemnified if the terms of such indemnification and the Person providing such indemnification are satisfactory to the Majority Banks.

     (j) The Majority Banks shall have reasonably determined in good faith that a Material Adverse Change as to such Investment Company or Fund, as the case may be, has occurred.

     (k) Such Investment Company or Fund, as the case may be, shall no longer be in compliance with all material provisions of the Act after giving effect to all notice, cure and contest periods thereunder.

     (l) Columbia Management Advisors, Inc. or one of its Affiliates shall cease to be the Adviser or administrator of such Investment Company or Fund or such Investment Company or Fund is in breach of the covenant set forth in Section 6.21.

     (m) Such Investment Company or Fund, as the case may be, shall violate or take any action that would result in a violation of any of its investment restrictions or fundamental investment policies as from time to time in effect.

     (n) There occurs a Change in Control of the Adviser of such Investment Company or Fund, as the case may be.

     7.2. Remedies. If any Event of Default described in Section 7.1 shall have occurred and be continuing, the Administrative Agent, upon the direction of the Majority Banks, shall declare the Commitments to be terminated with respect to the applicable Investment Company or Fund, as the case may be, and such Investment Company's or Fund's, as the case may be, Obligations under all Credit Documents to which it is a party to be due and payable, whereupon such Commitments shall immediately terminate with respect to such Investment Company or Fund and such Investment Company's or Fund's Obligations (if any) shall become immediately due and payable, all without advance notice of any kind (except that if an event described in Section 7.1(d) or Section 7.1(e) occurs, the Commitments shall immediately terminate with respect to such Investment Company or Fund, as the case may be, and the Obligations under the Credit Documents to which such Investment Company or Fund is a party (if any) shall become immediately due and payable without declaration or advance notice of any kind). The Administrative Agent shall promptly advise such Investment Company or Fund, as the case may be, of any such declaration, but failure to do so shall not impair the effect of such declaration. If an Event of Default shall have occurred, the Administrative Agent or the Operations Agent may exercise, on behalf of itself and the Banks, all rights and remedies available to it and the Banks against such Investment Company or Fund, as the case may be, under the Credit Documents or applicable law.

                                  ARTICLE VIII

                                   THE AGENTS

     8.1. Appointment and Authorization. Each Bank hereby irrevocably appoints, designates and authorizes each of the Administrative Agent and the Operations Agent to take such action on its behalf under the provisions of this Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Credit Document, neither the Administrative Agent nor the Operations Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent or the Operations Agent have or be deemed to have any fiduciary relationship with any Bank or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Administrative Agent or the Operations Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Credit Documents with reference to the Administrative Agent or Operations Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under the agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     8.2. Delegation of Duties. Each of the Administrative Agent and the Operations Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Administrative Agent nor the Operations Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     8.3. Liability of Agents. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Credit Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by an Investment Company or Fund or any officer or agent thereof contained in this Agreement or in any other Credit Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or the Operations Agent, as the case may be, under or in connection with, this Agreement or any other Credit Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document, or for any failure of an Investment Company or Fund or any other party to any Credit Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in or conditions of this Agreement or any other Credit Document or to inspect the properties, books or records of an Investment Company or Fund.

     8.4.

     Reliance by Agents.

     (a) Each of the Administrative Agent and the Operations Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Funds), independent accountants and other experts selected by the Administrative Agent or the Operations Agent, as the case may be. Each of the Administrative Agent and the Operations Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate, and if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each of the Administrative Agent and the Operations Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Credit Document in accordance with a request or consent of the Majority Banks and such request, and any action taken or failure to act pursuant thereto, shall be binding upon all of the Banks.

     (b) For purposes of determining compliance with the conditions specified in
Section 4.1, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted, or be satisfied with each document or other matter either sent by the Administrative Agent or the Operations Agent, as the case may be, to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to, approved by, acceptable or satisfactory to the Bank.

     8.5. Notice of Default. Neither the Administrative Agent nor the Operations Agent shall be deemed to have knowledge or notice of the occurrence of any Default, except, in the case of the Operations Agent, with respect to defaults in the payment of principal, interest and fees required to be paid to the Operations Agent for the account of the Banks, unless the Administrative Agent or the Operations Agent shall have received written notice from a Bank or a Fund referring to this Agreement, describing such Default and stating that such notice is a "notice of default". The Administrative Agent or the Operations Agent, as the case may be, will notify the Banks and the other Agent of its receipt of any such notice. The Administrative Agent and Operations Agent shall take such action with respect to such Default as may be requested by the Majority Banks in accordance with Article VII; provided, however, that unless and until the Administrative Agent and the Operations Agent has received any such request, the Administrative Agent and the Operations Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Banks.

     8.6. Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it and that no act by the Administrative Agent or the Operations Agent hereinafter taken, including any review of the affairs of the Funds, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Administrative Agent and the Operations Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition, and creditworthiness of the Funds, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Funds hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition, and creditworthiness of the Funds. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Administrative Agent or the Operations Agent, as the case may be, neither the Administrative Agent nor the Operations Agent shall have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition, or creditworthiness of the Funds that may come into the possession of any of the Agent-Related Persons.

     8.7. Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Funds and without limiting the obligation of the Funds to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct; provided, further, that no action taken in accordance with the directions of the Majority Banks shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Bank shall reimburse the Administrative Agent or the Operations Agent, as the case may be, upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent or the Operations Agent, as the case may be, in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Credit Document or any document contemplated by or referred to herein, to the extent that the Administrative Agent or the Operations Agent, as the case may be, is not reimbursed for such expenses by or on behalf of the Funds. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent or the Operations Agent, as the case may be.

     8.8. Agents in Individual Capacity. Each of BofA or State Street and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Funds and their Affiliates as though BofA were not the Administrative Agent or State Street were not the Operations Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or State Street or its Affiliates may receive information regarding the Funds or their Affiliates (including information that may be subject to confidentiality obligations in favor of the Funds) and acknowledge that neither the Administrative Agent nor the Operations shall be under obligation to provide such information to them. With respect to its Loans, each of BofA and State Street shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Administrative Agent or the Operations Agent, as the case may be, and the terms "Bank" and "Banks" include each of BofA and State Street in its individual capacity.

     8.9. Successor Agents. Each of the Administrative Agent and the Operations Agent may, and at the request of the Majority Banks shall, resign as Administrative Agent or Operations Agent, as the case may be, upon thirty (30) days' notice to the Banks. If the Administrative Agent or the Operations Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks, which successor agent shall be subject to approval by the Funds. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent or the Operations Agent, as the case may be, the Administrative Agent or the Operations Agent, as the case may be, may appoint, after consulting with the Banks and the Funds, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent or Operations Agent, as the case may be, and the term Administrative Agent or Operations Agent, as the case may be, shall mean such successor agent, and the retiring Administrative Agent's or Operations Agent's appointment, powers and duties as Administrative Agent or
Operations,  as the  case  may be,  shall  be  terminated.  After  any  retiring
Administrative Agent's or Operations Agent's resignation hereunder as Administrative Agent or Operations Agent, as the case may be, the provisions of this Article VIII and Sections 9.4 and 9.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Operations Agent, as the case may be, under this Agreement. If no successor agent has accepted appointment as Administrative Agent or Operations Agent, as the case may be, by the date which is thirty (30) days following a retiring Administrative Agent's or Operations Agent's, as the case may be, notice of resignation, the retiring Administrative Agent's or Operations Agent's, as the case may be, resignation shall nevertheless thereupon become effective, and the Banks shall perform all of the duties of the Administrative Agent or Operations Agent, as the case may be, hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.

     8.10. Other Agents; Arrangers and Managers. None of the Banks or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "co-agent," "book manager," "lead manager," "arranger," "lead arranger" or "co-arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Banks, those applicable to all Banks as such. Without limiting the foregoing, none of the Banks or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

     9.1. Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Credit Document, and no consent with respect to any departure by any Investment Company or Fund therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Administrative Agent at the written request of the Majority Banks) and the Funds and acknowledged by the Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment or consent shall, unless in writing and signed by all the Banks and the Funds and acknowledged by the Administrative Agent, do any of the following:

     (a) increase or extend the Commitments of any Bank (or reinstate any Commitment(s) terminated pursuant to Section 7.1);

     (b) postpone or delay any date fixed by this Agreement or any other Credit Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Credit Document;

     (c) reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Credit Document;

     (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or

     (e) amend this Section 9.1, Section 2.12, Section 6.12 or any provision herein providing for consent or other action by all Banks; and, provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Agents in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agents under this Agreement or any other Credit Document and (ii) either of the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

     9.2. Notices.

     (a) All  notices,  requests  and other  communications  shall be in writing
(including, unless the context expressly otherwise provides, by facsimile transmission; provided that any matter transmitted by any Fund by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule III and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered to the address or facsimile number specified for notices on Schedule III, or, as directed to the Funds or the Operations Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Funds and the Operations Agent. Electronic mail and
Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 6.1, and to distribute Credit Documents for execution by the parties thereto, and may not be used for any other purpose.

     (b) All such notices, requests and communications shall, when transmitted by overnight delivery or faxed, be effective when delivered for overnight (next-day) delivery or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; provided that notices pursuant to Article II or VIII shall not be effective until actually received by the Operations Agent.

     (c) Any agreement of the Operations Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Funds. The Agents and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by a Fund to give such notice, and the Agents and the Banks shall not have any liability to such Fund or other Person on account of any action taken or not taken by the Agents or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Funds to repay the Loans shall not be affected in any way or to any extent by any failure by the Agents and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agents and the Banks of a confirmation that is at variance with the terms understood by the Agents and the Banks to be contained in the telephonic or facsimile notice.

     9.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of either Agent or any Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege provided by law.

     9.4. Costs and Expenses. Subject to the allocation provisions of Section 2.12, the Funds shall:

     (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as Administrative Agent) within five (5) Business Days after demand for all reasonable costs and expenses incurred by BofA (including in its capacity as Administrative Agent) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Credit Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by BofA (including in its capacity as Administrative Agent) with respect thereto; provided, however, notwithstanding anything to the contrary in the foregoing, the responsibility of a Fund to reimburse BofA for Attorney Costs in connection with the development, preparation, delivery and execution of this Agreement and such other documents and the consummation of such transactions shall be limited to the reasonable fees and disbursements of outside counsel to BofA; and

     (b) pay or reimburse the Agents, the Arranger and each Bank within five (5) Business Days after demand for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement or preservation of any rights or remedies under this Agreement or any other Credit Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans and including in any Insolvency Proceeding or appellate proceeding).

     9.5. Funds Indemnification.

     (a) Whether or not the transactions contemplated hereby are consummated, the Funds shall indemnify and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person"), harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever that may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of any Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that no Fund shall have an obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

     (b) Promptly after receipt by an Indemnified Person under subsection (a) above of notice of the commencement of any action, such Indemnified Person shall, if a claim in respect thereof is to be made against a Fund under such subsection, notify such Fund in writing of the commencement thereof, but the omission so to notify such Fund shall not relieve it from any liability that it may have to any Indemnified Person otherwise than under such subsection. In case any such action shall be brought against any Indemnified Person and it shall notify the relevant Fund of the commencement thereof, the indemnifying Fund shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other Fund similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person (who shall not, except with the consent of the Indemnified Person, be counsel to the indemnifying Fund(s)), and after notice from the indemnifying Fund(s) to such Indemnified Person of its election so to assume the defense thereof; provided that in no event shall any settlement or compromise of any such claims, actions or demands be made without the consent of the Indemnified Person, the consent of which shall not be unreasonably withheld.

     (c) The agreements in this Section 9.5 shall survive payment of all other Obligations.

     9.6. Payments Set Aside. To the extent that a Fund makes a payment to either of the Agents or the Banks, or either of the Agents or any Bank exercises its right of set-off, and such payment or the proceeds of such setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the Operations Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred and (b) each Bank severally agrees to pay to the Operations Agent or the Administrative Agent, as the case may be, upon demand its pro rata share of any amount so recovered from or repaid by the Operations Agent or the Administrative Agent.

     9.7. Successors and Assigns.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that none of the Funds may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Bank and no Bank may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Lender in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnified Persons) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Any Bank may at any time assign to one or more Eligible Lenders all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in Swing Loans) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Bank's Commitment and the Loans at the time owing to it or in the case of an assignment to a Bank or an Affiliate of a Bank with respect to a Bank, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Operations Agent and, so long as no Event of Default has occurred and is continuing, the relevant Fund otherwise consents (each such consent not to be unreasonably withheld or delayed and the Administrative Agent shall be notified of each such consent); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bank's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swing Loans; (iii) any assignment of a Commitment must be approved by the Operations Agent (with such approval not to be unreasonably withheld or delayed) (with notice of such approval to be given to the Administrative Agent) unless the Person that is the proposed assignee is itself a Bank; and (iv) the parties to each assignment shall execute and deliver to the Operations Agent (with notice of such assignment given to the Administrative Agent) unless an Assignment and Assumption, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Operations Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Lender thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Bank under this Agreement, and the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.1, 3.3, 3.4, 9.4 and 9.5 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Fund (at its expense) shall execute and deliver a Note to the assignee Bank. Any assignment or transfer by a Bank of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with subsection (d) of this Section.

     (c) The Operations Agent, acting solely for this purpose as an agent of the Funds, shall maintain at the Operations Agent's Office1 a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amounts of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Fund, the Agents and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Funds and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

     (d) Any Bank may at any time, without the consent of, or notice to, the relevant Fund or the Agents, sell participations to any Person (each, a "Participant") in all or a portion of such Bank's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Bank's participations in Swing Loans) owing to it); provided that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the relevant Fund, the Agents and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Bank sells such a participation shall provide that such Bank shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Bank will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to
Section 9.1 that directly affects such Participant. Subject to subsection (e) of this Section, the relevant Fund agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.3 and 3.4 to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.9 as though it were a Bank; provided such Participant agrees to be subject to Section 2.11 as though it were a Bank.

     (e) A Participant shall not be entitled to receive any greater payment under Section 3.1 or 3.4 than the applicable Bank would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Fund's prior written consent. A Participant that would be a Foreign Lender if it were a Bank shall not be entitled to the benefits of Section 3.1 unless the relevant Fund is notified of the participation sold to such Participant and such Participant agrees, for the benefit of such Fund, to comply with Section 9.19 as though it were a Bank.

     (f) Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.

     9.8. Confidentiality. Each Bank agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all written information identified as "confidential" or "secret" by a Fund and provided to it by or on behalf of the Fund, or by the Administrative Agent or the Operations Agent on such Fund's behalf, under this Agreement or any other Credit Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Credit Documents, except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank or (ii) was or becomes available on a non-confidential basis from a source other than the Fund, provided that such source is not bound by a confidentiality agreement with the Fund known to the Bank; provided, however, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent, the Operations Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Credit Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Participant or assignee, actual or potential; provided that such Person agrees in writing to keep such information confidential to the same extent as required by the Banks hereunder; (H) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which such Fund is party or is deemed party with such Bank or such Affiliate; and (I) to its Affiliates.

     9.9. Setoff. In addition to any rights and remedies of the Banks provided by law, if, as to a Fund, an Event of Default exists and is continuing or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the relevant Fund (any such notice being waived by such Fund to the fullest extent permitted by law), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Fund against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Administrative Agent, the Operations Agent or such Bank shall have made demand under this Agreement or any Credit Document and although such Obligations may be contingent or unmatured provided that any such appropriation and application shall be subject to the provisions of Section 2.11. Each Bank agrees promptly to notify the affected Fund and the Agents after any such setoff and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application.

     9.10. Notification of Addresses, Lending Offices, etc. Each Bank shall notify the Agents in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agents shall reasonably request.

     9.11. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

     9.12. Survival. The obligations of the Funds under Sections 2.8, 9.4 and 9.5, and the obligations of the Banks under Section 8.7, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by the Investment Companies and Funds in this Agreement and in each other Credit Document shall survive the execution and delivery of this Agreement and each such other Credit Document.

     9.13. Disclaimer. None of the shareholders, trustees, officers, employees and other agents of any Investment Company or Fund shall be personally bound by or liable for any indebtedness, liability or obligation hereunder or under the Notes (if any), nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder. Nothing in this Section 9.13 shall affect the Bank's rights against Adviser Persons as provided in Section 1.5.

     9.14. Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     9.15. No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Investment Companies and Funds, the Banks, the Agents and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Credit Documents.

     9.16. Governing Law and Jurisdiction.

     (a) THIS AGREEMENT AND THE NOTES (IF ANY) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, PROVIDED THAT THE AGENTS AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH TRUST AND EACH OF THE AGENTS AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH TRUST AND EACH OF THE AGENTS AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH TRUST, THE AGENTS AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

     9.17. Waiver of Jury Trial. THE TRUSTS, THE BANKS AND THE AGENTS EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE TRUSTS, THE BANKS AND THE AGENTS EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER CREDIT DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS.

     9.18. Entire Agreement. This Agreement, together with the other Credit Documents, embodies the entire agreement and understanding among the Investment Companies, the Banks and the Agents and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

     9.19. Tax Forms.

     (a) (i) Each Bank that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "Foreign Lender") shall deliver to the Operations Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the relevant Fund pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the relevant Fund pursuant to this Agreement) or such other evidence satisfactory to the relevant Fund and the Operations Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Operations Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the relevant Fund and the Operations Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the relevant Fund pursuant to this Agreement, (B) promptly notify the Operations Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Bank, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the relevant Fund make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

     (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Bank under any of the Loan Documents (for example, in the case of a typical participation by such Bank), shall deliver to the Operations Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Operations Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Bank as set forth above, to establish the portion of any such sums paid or payable with respect to which such Bank acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Bank chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Bank is not acting for its own account with respect to a portion of any such sums payable to such Bank.

     (iii)The Funds shall not be required to pay any additional amount to any Foreign Lender under Section 3.1(a) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Bank transmits with an IRS Form W-8IMY pursuant to this Section 9.19(a) or (B) if such Bank shall have failed to satisfy the foregoing provisions of this Section 9.19(a); provided that if such Bank shall have satisfied the requirement of this Section 9.19(a) on the date such Bank became a Bank or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 9.19(a) shall relieve any Fund of its obligation to pay any amounts pursuant to
          Section 3.1 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Bank is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Bank or other Person for the account of which such Bank receives any sums payable under any of the Credit Documents is not subject to withholding or is subject to withholding at a reduced rate.

     (iv) The Operations Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which a Fund is not required to pay additional amounts under this Section 9.19(a).

     (b) Upon the request of the Operations Agent, each Bank that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Operations Agent two duly signed completed copies of IRS Form W-9. If such Bank fails to deliver such forms, then the Operations Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

     (c) If any Governmental Authority asserts that the Operations Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Bank, such Bank shall indemnify the Operations Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Operations Agent under this Section, and costs and expenses (including Attorney Costs) of the Operations Agent. The obligation of the Banks under this Section shall survive the termination of the Aggregate Commitments, repayment of all other Obligations hereunder and the resignation of the Operations Agent.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                            LIBERTY FUNDS TRUST I, ON BEHALF OF
                                            LIBERTY HIGH YIELD SECURITIES FUND,
                                            LIBERTY STRATEGIC INCOME FUND,
                                            LIBERTY TAX-MANAGED GROWTH FUND,
                                            LIBERTY TAX-MANAGED GROWTH FUND II,
                                            LIBERTY TAX-MANAGED VALUE FUND AND
                                            LIBERTY TAX-MANAGED AGGRESSIVE
                                            GROWTH FUND


                                             /s/ J. Kevin Connaughton
                                            By:    J. Kevin Connaughton
                                            Title: Treasurer


                                            LIBERTY FUNDS TRUST II, ON BEHALF OF
                                            LIBERTY NEWPORT JAPAN OPPORTUNITIES
                                            FUND AND LIBERTY NEWPORT GREATER
                                            CHINA FUND


                                            /s/ J. Kevin Connaughton
                                            By:    J. Kevin Connaughton
                                            Title: Treasurer

                                            LIBERTY FUNDS TRUST III, ON BEHALF
                                            OF LIBERTY SELECT VALUE FUND, THE
                                            LIBERTY FUND, LIBERTY NEWPORT GLOBAL
                                            EQUITY FUND, LIBERTY CONTRARIAN
                                            INCOME FUND, LIBERTY INTERMEDIATE
                                            GOVERNMENT INCOME FUND, LIBERTY
                                            QUALITY PLUS BOND FUND, LIBERTY
                                            CORPORATE BOND FUND AND LIBERTY
                                            FEDERAL SECURITIES FUND


                                            /s/ J. Kevin Connaughton
                                            By:    J. Kevin Connaughton
                                            Title: Treasurer

                                            LIBERTY  FUNDS  TRUST IV, ON BEHALF
                                            OF LIBERTY  TAX-EXEMPT  INSURED
                                            FUND, LIBERTY TAX-EXEMPT FUND AND
                                            LIBERTY UTILITIES FUND


                                            /s/ J. Kevin Connaughton
                                            By:    J. Kevin Connaughton
                                            Title: Treasurer

                                            LIBERTY FUNDS TRUST V, ON BEHALF OF
                                            LIBERTY CALIFORNIA TAX-EXEMPT FUND,
                                            LIBERTY CONNECTICUT TAX-EXEMPT FUND,
                                            LIBERTY MASSACHUSETTS TAX-EXEMPT
                                            FUND, LIBERTY NEW YORK TAX
                                            EXEMPT-FUND, LIBERTY LARGE COMPANY
                                            INDEX FUND, LIBERTY U.S. TREASURY
                                            INDEX FUND, LIBERTY SMALL COMPANY
                                            INDEX FUND, LIBERTY INTERMEDIATE
                                            TAX-EXEMPT BOND FUND, LIBERTY
                                            MASSACHUSETTS INTERMEDIATE MUNICIPAL
                                            BOND FUND, LIBERTY CONNECTICUT
                                            INTERMEDIATE MUNICIPAL BOND FUND,
                                            LIBERTY NEW JERSEY INTERMEDIATE
                                            MUNICIPAL BOND FUND, LIBERTY NEW
                                            YORK INTERMEDIATE MUNICIPAL BOND
                                            FUND, LIBERTY RHODE ISLAND
                                            INTERMEDIATE MUNICIPAL BOND FUND,
                                            LIBERTY FLORIDA INTERMEDIATE
                                            MUNICIPAL BOND FUND AND LIBERTY
                                            PENNSYLVANIA INTERMEDIATE MUNICIPAL
                                            BOND FUND


                                            /s/ J. Kevin Connaughton
                                            By:    J. Kevin Connaughton
                                            Title: Treasurer

                                           LIBERTY FUNDS TRUST VI, ON BEHALF OF
                                           LIBERTY GROWTH & INCOME FUND, LIBERTY
                                           SMALL-CAP VALUE FUND AND LIBERTY
                                           NEWPORT ASIA PACIFIC FUND


                                            /s/ J. Kevin Connaughton
                                            By:    J. Kevin Connaughton
                                            Title: Treasurer

                                            LIBERTY FUNDS TRUST VII, ON BEHALF
                                            OF LIBERTY NEWPORT TIGER FUND AND
                                            LIBERTY NEWPORT EUROPE FUND


                                            /s/ J. Kevin Connaughton
                                            By:    J. Kevin Connaughton
                                            Title: Treasurer

                                            LIBERTY-STEIN ROE FUNDS INCOME
                                            TRUST, ON BEHALF OF LIBERTY INCOME
                                            FUND AND LIBERTY INTERMEDIATE BOND
                                            FUND

                                            /s/ J. Kevin Connaughton
                                            By:    J. Kevin Connaughton
                                            Title: Treasurer

                                            LIBERTY-STEIN ROE FUNDS MUNICIPAL
                                            TRUST, ON BEHALF OF LIBERTY
                                            HIGH-YIELD MUNICIPAL FUND AND
                                            LIBERTY MANAGED MUNICIPALS FUND



                                            /s/ J. Kevin Connaughton
                                            By:    J. Kevin Connaughton
                                            Title: Treasurer

                                            LIBERTY-STEIN ROE FUNDS TRUST, ON
                                            BEHALF OF STEIN ROE INSTITUTIONAL
                                            CLIENT HIGH YIELD FUND



                                            /s/ J. Kevin Connaughton
                                            By:    J. Kevin Connaughton
                                            Title: Treasurer

                                            LIBERTY-STEIN ROE FUNDS INVESTMENT
                                            TRUST, ON BEHALF OF LIBERTY YOUNG
                                            INVESTOR FUND, LIBERTY GROWTH STOCK
                                            FUND, LIBERTY ASSET ALLOCATION FUND,
                                            LIBERTY STRATEGIC EQUITY FUND,
                                            LIBERTY LARGE CAP CORE FUND, LIBERTY
                                            INTERNATIONAL EQUITY FUND, LIBERTY
                                            EQUITY GROWTH FUND, LIBERTY EQUITY
                                            VALUE FUND, LIBERTY SMALL CAP FUND
                                            AND LIBERTY SMALL COMPANY EQUITY
                                            FUND



                                            /s/ J. Kevin Connaughton
                                            By:     J. Kevin Connaughton
                                            Title: Treasurer

                                            STEIN ROE FLOATING RATE LIMITED
                                            LIABILITY COMPANY

                                            /s/ J. Kevin Connaughton
                                            By:    J. Kevin Connaughton
                                            Title: Treasurer

                                            BANK OF AMERICA, N.A., as a Bank


                                            /s/ Sean Cassidy
                                            By:     Sean Cassidy
                                            Title:   Principal

                                            BANK OF AMERICA, N.A., as a
                                            Administrative Agent

                                            /s/ Cindy C. King
                                            By:    Cindy C. King
                                            Title: Agency Management Officer

                                            STATE STREET BANK AND TRUST COMPANY,
                                            as Operations Agent and a Bank

                                            /s/ John A. Stankard
                                            By:    John A. Stankard
                                            Title: Vice President

                                            DANSKE BANK A/S, CAYMAN ISLANDS
                                            BRANCH


                                           /s/ George Neofitidis
                                           By:    George Neofitidis
                                           Title:  Vice President


                                           /s/ John A. O'Neill
                                           By:    John A. O'Neill
                                           Title: Assistant General Manager

                                            PNC BANK, N.A.


                                            /s/ Paul Devine
                                            By:        Paul Devine
                                            Title:    Vice President

                                            SOCIETE GENERALE , NEW YORK BRANCH



                                            /s/ Edith L. Hornick
                                            By:      Edith L. Hornick
                                            Title:   Director

                                   SCHEDULE I

                                   DEFINITIONS

         "Act" means the Investment Company Act of 1940.

         "Administrative Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to Section 8.9.

         "Administrative Agent's Office" means the address set forth in Schedule III in relation to the Administrative Agent or such other address as the Administrative Agent may from time to time specify.

         "Adviser" means Columbia Management Advisors, Inc. or one of its Affiliates, as investment adviser, sub-adviser or administrator to a Fund, together with any successor thereto permitted by Sections 6.21 and 6.22 hereof.

         "Adviser Persons" is defined in Section 1.5.

         "Affected Bank" is defined in Section 3.7.

         "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract or otherwise.

         "Agent-Related Persons" means BofA, State Street and any successor agent arising under Section 8.9, together with their respective Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Agent" means either the Administrative Agent or the Operations Agent, as the context may require.

         "Agents" means both the Administrative Agent and the Operations Agent.

         "Aggregate Commitments" means the Commitments of all the Banks. The initial Aggregate Commitments are equal to $350,000,000.

         "Agreement" means the Existing Agreement, as amended and restated hereby and as the same may be further amended, modified or supplemented from time to time.

         "Allocation Notice" means a notice, substantially in the form of
Exhibit 2.12, furnished to the Operations Agent by or on behalf of each Fund, setting forth, as of the date of such notice, the manner of allocation of liability for amounts that shall become due and payable by the Funds under the Credit Documents other than principal and interest in respect of Loans. The allocation of liability among the Funds as set forth in an Allocation Notice shall be effective from the date of receipt thereof by the Operations Agent until a later-dated Allocation Notice is delivered to the Operations Agent.

         "Applicable Margin" means,

          (i) with respect to Base Rate Loans, (0%);

          (ii) with respect to Federal Funds Loans, five tenths of one percent (0.5%); and

          (iii) with respect to Eurodollar Loans, five tenths of one percent (0.5%).

         "Arranger" means Banc of America Securities LLC, as lead arranger and sole book manager.

         "Asset Coverage Ratio" is defined in Section 6.1.

         "Asset Coverage Ratio Certificate" means an Asset Coverage Ratio Certificate as defined in Section 6.1(c) and substantially in the form of
Exhibit 6.1-1 attached hereto.

         "Assignment and Assumption" means an instrument of Assignment and Assumption substantially in the form of Exhibit 9.7(b).

         "Attorney Costs" means and includes any and all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

         "Authorized Officer" means, relative to any Fund, those of its officers or agents whose signatures and incumbency shall have been certified to the Agents and the Banks pursuant to Section 4.1(a).

         "Banks" is defined in the preamble.

         "Bankruptcy Code" means the Bankruptcy Reform Act of 1978.

         "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by State Street as its "prime rate." The "prime rate" is a rate set by State Street based upon various factors including State Street's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by State Street shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Loan" means a Loan that bears interest based on the Base Rate, including a Swing Loan.

         "BofA" is defined in the preamble.

         "Borrowing Date" means any date on which Loans are made under Section 2.3.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Operations Agent's Office is located and, if such day relates to any Eurodollar Loan, means such a day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

         "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

         "Change in Control" means any transaction or series of transactions where (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") as in effect on the date hereof) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as in effect on the date hereof), directly or indirectly, of securities of another Person (the "Target") representing twenty percent (20%) or more of the combined voting power of the Target's then-outstanding securities;
(ii) at any time less than a majority of the members of the Target's board of directors shall be persons who were either nominated for election or were elected by such board of directors; (iii) the Target's stockholders approve a merger or consolidation of the Target with any other Person, other than a merger or consolidation that would result in the voting securities of the Target outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least seventy-five percent (75%) of the combined voting power of the voting securities of the Target or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the Target's stockholders approve a plan of complete liquidation of the Target or an agreement for the sale or disposition of all or substantially all of the Target's assets.

         "Closing Date" means April 29, 1996.

         "Code" means the Internal Revenue Code of 1986.

         "Committed Borrowing" means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of Eurodollar Loans, having the same Interest Period made by each of the Banks pursuant to Section 2.1.

         "Committed Loan" is defined in Section 2.1.

         "Committed Loan Notice" means a notice of (a) a Committed Borrowing,
(b) a conversion of Committed Loans from one Type to the other or (c) a continuation of Eurodollar Loans, pursuant to Section 2.3(a), which, if in writing, shall be substantially in the form of Exhibit 2.3.

         "Commitment" is defined in Section 2.1.

         "Commitment Termination Date" means, with respect to any Fund, the earliest to occur of (a) the Scheduled Commitment Termination Date; (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement; and (c) the date on which any Event of Default with respect to that Fund described in Section 7.1(d) or Section 7.1(e) occurs. Upon the occurrence of any event described in clause (b) or (c) above, the Commitments shall terminate automatically and without further action.

         "Compensation Period" is defined in Section 2.10(c)(ii).

         "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse,
(a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor, or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations, shall be equal to the maximum reasonably anticipated liability in respect thereof.

         "Credit Documents" means this Agreement, any Notes, the Fee Letters and all other documents delivered to the Agents or any Bank in connection herewith.

         "Default" means any Event of Default or any condition, occurrence or event that, with notice or lapse of time or both, would, unless cured or waived, constitute an Event of Default.

         "Dollar" and the symbol "$" mean the lawful money of the United States.

         "Eligible Lender" means an entity that is a "bank" (as such term is defined in the Act), but not an "affiliated person," "principal underwriter" or "promoter" (as such terms are defined in the Act) of any Investment Company or Fund or an "affiliated person" (as such term is defined in the Act) of any of the above.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "Eurocurrency Reserve Requirement" means, with respect to any Eurodollar Loan for any Interest Period, a percentage equal to the daily average during such Interest Period of the percentages in effect on each day of such Interest Period, as prescribed by the Federal Reserve Board (or any successor), for determining the aggregate maximum reserve requirements (including all basic, supplemental, marginal and other reserves) applicable to "Eurocurrency liabilities" pursuant to Regulation D or any other then applicable regulation of the FRB (or any successor) which prescribes reserve requirements applicable to "Eurocurrency liabilities," as presently defined in Regulation D. Without limiting the effect of the foregoing, the Eurocurrency Reserve Requirement shall reflect any other reserves required to be maintained against (i) any category of liabilities that includes deposits by reference to which LIBOR (Reserve Adjusted) is to be determined or (ii) any category of extensions of credit or other assets that includes the Loans. For purposes of this Agreement, any Eurodollar Loan hereunder shall be deemed to be "Eurocurrency liabilities," as defined in Regulation D, and, as such, shall be deemed to be subject to such reserve requirements without the benefit of, or credit for, proration, exceptions or offsets which may be available from time to time under Regulation D.

         "Eurodollar Loan" means a Loan that bears interest based on LIBOR (Reserve Adjusted).

         "Event of Default" means any of the events described in Section 7.1.

         "Exchange Act" is defined in the definition of "Change in Control".

         "Existing Agreement" is defined in the preamble.

         "Federal Funds Rate" means, at the relevant time of reference thereto, the rate that appears on the Bloomberg Page BTMM, as quoted by Garvin Guy Butler, as of 9:30 a.m. (New York time), as the "Federal Funds Ask Rate," or, if unavailable, by any other federal funds broker of recognized standing as determined by the Operations Agent.

         "Federal Funds Rate Loan" means a Loan that bears interest based on the Federal Funds Rate.

         "Fee Letters" means the letter agreements referred to in Section
2.8(a).

         "Financial Contracts" shall mean option contracts, futures contracts, options on futures contracts, forward foreign currency exchange contracts, options on foreign currencies, repurchase agreements, reverse repurchase agreements, securities lending arrangements, short sale transactions, Swap Contracts, when-issued securities and other permitted investments.

         "Fiscal Year" means any period of twelve (12) consecutive calendar months ending on the last day of such twelve-month period; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1995 Fiscal Year") refer to the Fiscal Year ending on or before December 31 during such calendar year.

         "Foreign Lender" is defined in Section 9.19(a)(i).

         "FRB" means the Board of Governors of the Federal Reserve System and any Governmental Authority succeeding to any of its principal functions.

         "Fund" means (i) each series or class of shares of an Investment Company that constitutes a "series" under the Act that is a signatory to this Agreement or that becomes a signatory to this Agreement following the approval of all the Banks and (ii) all other Investment Companies from time to time parties hereto that are not comprised of series.

         "GAAP" means United States generally accepted accounting principles.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guaranty Obligation" has the meaning specified in the definition of "Contingent Obligation."

         "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including, without limitation, obligations so evidenced incurred in connection with the acquisition of property, assets or businesses;
(e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases; (g) all net obligations with respect to Swap Contracts; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; (i) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above; (j) all Contingent Obligations; and (k) all other items that, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined.

         "Indemnified Liabilities" is defined in Section 9.5(a).

         "Indemnified Persons" is defined in Section 9.5(a).

         "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors, undertaken under U.S. federal, state or foreign law, including the Bankruptcy Code.

         "Interest Payment Date" means, as to any Loan other than a Base Rate Loan or Federal Funds Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan or Federal Funds Rate Loan, the last Business Day of each calendar quarter.

         "Interest Period" means, as to any Eurodollar Loan, the period commencing on the Borrowing Date of such Loan or on the date on which the Loan is converted into or continued as a Eurodollar Loan and ending on the date one or two weeks thereafter as selected by a Fund in its Committed Loan Notice; provided that (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of a Eurodollar Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day; and
(ii) no Interest Period for any Loan shall extend beyond the Commitment Termination Date.

         "Investment Company" has the meaning assigned to such term in the preamble.

         "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

         "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on such Bank's signature page hereto or, in the case of an assignee Bank, in the Bank Assignment Agreement, or such other office or offices as such Bank may from time to time notify to the Investment Companies and the Agents.

         "LIBOR," applicable to any Interest Period, means the rate of interest for the relevant tenor offered for deposits in U.S. dollars, rounded to the nearest 1/100 of 1%, that appears on Telerate Page 3750 at approximately 11:00 a.m. (London time) on the second Banking Day immediately preceding the day on which such Interest Period commences (the "LIBOR Reset Date"). If such reference is not available, then LIBOR shall mean the arithmetic mean, rounded to the nearest 1/100 of 1%, of quotes for deposits in U.S. dollars of the relevant tenor from four major banks in London selected by the Operations Agent at approximately 11:00 a.m. (London time) on the Interbank Reset Date. "Telerate Page 3750" shall mean the display page currently designated as such on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

         "LIBOR (Reserve Adjusted)" means, with respect to each Interest Period for a Eurodollar Loan, a rate per annum (rounded upward to the nearest 1/100 of 1%) determined pursuant to the following formula:

    LIBOR (Reserve Adjusted) =                LIBOR
                                              -----
                                1 - Eurocurrency Reserve Requirement

         LIBOR shall be adjusted automatically as to all Eurodollar Loans then outstanding as of the effective date of any change in the Eurocurrency Reserve Requirement.

         "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, segregated asset arrangement established in connection with reverse repurchase transactions, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

         "Loan" means an extension of credit by a Bank to a Fund under Article II in the form of a Committed Loan or a Swing Loan.

         "Majority Banks" means, at any time, at least two (2) Banks then holding at least sixty-six and two-thirds percent (66-2/3%) of the then-aggregate unpaid principal amount of the Loans or, if no such principal amount is then outstanding, at least two (2) Banks then having at least sixty-six and two-thirds percent (66-2/3%) of the Commitments.

         "Material Adverse Change" means any change that is material and adverse to (x) the condition (financial or otherwise), business or prospects of a Fund; provided any change occurring after the most recent Borrowing Date resulting from a decrease in the Net Asset Value of a Fund shall not be deemed a Material Adverse Change as long as such Fund's Net Asset Value has not decreased by more than twenty-five percent (25%) per share since the Borrowing Date, or (y) the ability of a Fund to duly and punctually pay and perform all or any of its Obligations.

         "Maximum Amount" means with respect to a Fund at any time, the maximum amount such Fund is permitted to borrow (taking into account all Indebtedness of such Fund, including Loans outstanding hereunder) under the lowest borrowing limitation imposed by the following: (a) applicable laws and regulations, including the Act; (b) that amount that will cause such Fund's Asset Coverage Ratio to be less than 3 to 1 at any time; (c) the limitations on borrowings adopted by such Fund in its prospectus, statement of additional information or elsewhere; and (d) any agreements with Governmental Authorities, in each of (a) through (d) as in effect from time to time.

         "Net Asset Value" means, at any date, Total Assets less Total Liabilities.

         "New Borrower Parties" is defined in the recitals.

         "Note" means the promissory note of a Fund, substantially in the form set forth as Exhibit 2.2.

         "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Investment Company or Fund arising under any Credit Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Investment Company or Fund or any Affiliate thereof of any proceeding under any debtor relief laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

         "Operations Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Operations Agent pursuant to Section 8.9.

         "Operations Agent's Office" means the address for payments set forth in
Schedule III in relation to the Operations Agent or such other address as the Operations Agent may from time to time specify.

         "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture, trust or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

         "Original Borrower Parties" is defined in the recitals.

         "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Credit Documents.

         "Participant" is defined in Section 9.7(d).

         "Person" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

         "Plan" means any "pension plan" or "welfare benefit plan" as such terms are defined in ERISA.

         "Pro Rata Share" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the Aggregate Commitments.

         "proposed change" is defined in Section 6.7.

         "Refinancing" means the refinancing of the Agreement as contemplated by this amendment and restatement of the Existing Agreement.

         "Refinancing Date" is defined in Section 4.1.

         "Register" is defined in Section 9.7(c).

         "Regulation D" means the FRB's Regulation D.

         "Regulation T" means the FRB's Regulation T.

         "Regulation U" means the FRB's Regulation U.

         "Regulation X" means the FRB's Regulation X.

         "Related Party" means, with respect to a Fund and for purposes of
Section 6.16 only, any Person (i) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Fund, (ii) that beneficially owns or holds five percent (5%) or more of the equity interest of such Fund or (iii) five percent (5%) or more of the equity interest of which is beneficially owned or held by such Fund. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Replacement Bank" is defined in Section 3.7.

         "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation, or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

         "Scheduled Commitment Termination Date" means April 23, 2004.

         "Senior Securities" has the meaning assigned to such term in Section 18(g) of the Act.

         "State Street" is defined in the preamble.

         "Subsidiary" means, with respect to any Person, any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

         "Surety Instruments" means all letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

         "Swap Contract" means any agreement (including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, forward foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swaption, currency option or any other similar agreement (including any option to enter into any of the foregoing).

         "Swing Loan" means a Loan made by the Operations Agent in accordance with the terms of Section 2.13 of this Agreement.

         "Swing Loan Notice" means a request for a Swing Loan pursuant to
Section 2.13, which, if in writing, shall be substantially in the form of
Exhibit 2.13.

         "Target" is defined in the definition of "Change in Control".

         "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the each Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or such Agent, as the case may be, is organized or maintains a lending office.

         "Total Assets" means, with respect to a Fund as of any date, the aggregate amount of all items that would be set forth as assets on a balance sheet of such Fund on such date prepared in accordance with GAAP. The assets of a Fund shall be valued in accordance with the Act, the rules and regulations under the Act, and the valuation procedures set forth in its most recent statement of additional information. Upon the written request of the Operations Agent, a Fund shall promptly furnish all such information as the Operations Agent shall reasonably request relating to the value of any portfolio security or other asset of such Fund or the assignment of values thereto by such Fund or any other Person.

         "Total Liabilities" means, with respect to a Fund as of any date, the aggregate amount of all items that would be set forth as liabilities on a balance sheet of such Fund on such date prepared in accordance with GAAP.

         "Type" means, with respect to any Loan made by a Bank to a Fund under
Article II, its nature as a Base Rate Loan, a Federal Funds Rate Loan (including all Swing Loans)or a Eurodollar Loan.

         "United States" or "U.S." means the United States of America, its fifty
         (50) states and the District of Columbia.

                                   SCHEDULE II

                                   COMMITMENTS
                               AND PRO RATA SHARES

         Bank                               Commitment           Pro Rata Share
Bank of America, N.A.                     $  75,000,000            0.214285714
State Street Bank and Trust Company        $100,000,000            0.285714286
Danske Bank A/S                           $  75,000,000            0.214285714
PNC Bank, N.A.                            $  50,000,000            0.142857143
Societe Generale                          $  50,000,000            0.142857143
                                           ------------            -----------
   TOTAL                                   $350,000,000            1.000000000

                                  SCHEDULE III

                     OFFSHORE AND DOMESTIC LENDING OFFICES,
                              ADDRESSES FOR NOTICES

THE FUNDS
245 Summer Street, 3rd Floor
Boston, MA 02110-1129
Facsimile No.:  (617) 585-4251
Attention:  Fund Accounting

with a copy to:
245 Summer Street, 3rd Floor
Boston, MA 02110-1129
Facsimile No.:  (617) 345-0919
Attention:  Legal

BANK OF AMERICA, N.A., as Administrative Agent

Bank of America, N.A., as Agent
NC1-001-15-02
101 North Tryon Street, 15th Floor
Charlotte, NC 28255

Attention:  Cindy King
Telephone: 704-387-5452

BANK OF AMERICA, N.A.
Domestic and Offshore Lending Office:

Notices (other than in respect of Loans):

Bank of America, N.A.
231 South LaSalle Street
Chicago, Illinois 60697

Attention:
Telephone:  (312) 828-3014
Facsimile:  (312) 987-0889

STATE STREET BANK AND TRUST COMPANY, as Operations Agent
State Street Bank and Trust Company
225 Franklin Street
MAO-11
Boston, MA  02110

Attention: Jessica Nelson / Robyn Shepard
Telephone:  (617) 664-3833 / (617) 664-3861
Facsimile:   (617) 664-3874 / (617) 664-3874

Account Name:  MMTA
Account No:  42525
ABA No:  011-000-028
Reference:  Columbia Management Group; disposition of funds

Attention:        Jessica Nelson
Telephone:    (617) 664-3833

STATE STREET BANK AND TRUST COMPANY, as a Bank
Domestic and Offshore Lending Office:
State Street Bank and Trust Company
225 Franklin Street
MAO-11
Boston, MA  02110

Attention: Jessica Nelson / Robyn Shepard
Telephone:  (617) 664-3833 / (617) 664-3861
Facsimile:   (617) 664-3874 / (617) 664-3874

Notices (other than in respect of Loans):

Street address:

State Street Bank and Trust Company
Lafayette Corporate Center
2 Avenue de Lafayette
Boston, MA 02111
Attention: John A. Stankard

Mailing address:
State Street Bank and Trust Company
P.O. Box 351 Boston, MA 02101-0351

DANSKE BANK A/S

Lending Office:

Danske Bank A/S, Cayman Islands Branch
c/o Danske Bank, New York Branch
299 Park Avenue, 14th Floor
New York, New York  10171

Contact (Business and Credit Matters):

Mr. George Neofitidis, Vice President Telephone: (212) 984-8439 Facsimile: (212) 984-9568

Contact (Administrative and Operational Matters):

Mr. Joe Brandariz
Telephone:                 (212) 984-8430
Facsimile:                 (212) 984-9570

Tax Withholding

Tax ID Number:    13-3289428

Payment Instructions:

Method:                    via Fed Wire
Danske Bank A/S
New York, New York
ABA No.:  026-003-719
F/A:      Cayman Islands Branch
Ref.:     The Liberty Funds 364-day credit facility

PNC BANK, N.A.

Lending Office:

249 Fifth Avenue
P1-POPP-02-05
Pittsburgh, Pennsylvania  15222-2707

Contact (Business and Credit Matters):

Mr. John Werner, Vice President
PNC Bank, N.A.
249 Fifth Avenue
P1-POPP-02-05
Pittsburgh, Pennsylvania  15222-2707

Telephone:                 (412) 762-3669
Facsimile:                 (412) 705-0984

Contact (Administrative and Operational Matters):

Mr. Marc Accamando
PNC Bank, N.A.
500 First Avenue
P7-PFSC-04-Z
Pittsburgh, Pennsylvania  15222

Telephone:                 (412) 984-8430
Facsimile:                 (212) 984-9570

Payment Instructions:

PNC Bank
ABA No.:          043-000-096
Account No.:               13706-0016-803
Ref.:                      Commercial Loan Ops

SOCIETE GENERALE

Lending Office:

Societe Generale
1221 Avenue of the Americas
New York, New York  10020

Contact (Business and Credit Matters):

Mr. Shane Klein, Vice President Societe Generale 1221 Avenue of the Americas Financial Institutions, 11th Floor New York, New York 10020

Telephone:                 (212) 278-6889
Facsimile:                 (212) 278-7569

Ms. Karen Ampudia, Analyst
Societe Generale
1221 Avenue of the Americas
Financial Institutions, 11th Floor
New York, New York  10020

Telephone:                 (212) 278-____
Facsimile:                 (212) 278-7569

Contact (Administrative and Operational Matters):

Mr. Michael Young
Societe Generale
1221 Avenue of the Americas
Financial Institutions, 4th Floor
New York, New York  10020

Telephone:                 (212) 278-6048
Facsimile:                 (212) 278-7490
Telex:                     428802 SOCIEGEN
Swift:                     SOGE US33

Tax Withholding

Tax ID Number:    52-1128875

Payment Instructions:

Method:                    via Fed Wire or Chips
Societe Generale, New York Branch
ABA No.:          026-004-226
Clearing Acct.:   9051422
Ref.:                      Columbia Management Group of Funds
Attention:                 Michael Young

13062245.1 043003 1142C  97407456                      Ex. 2.2-3

                                   EXHIBIT 2.2

                                 Non-Negotiable

                                 PROMISSORY NOTE

$__,000,000.00                           ________, ________:  ________ __, 200_

         FOR VALUE RECEIVED, the [undersigned] [undersigned Investment Company on behalf of the series indicated on the signature page hereof] (the "Fund) promises to pay to _____________________ (the "Bank"), as set forth in the Credit Agreement hereinafter referred to and on the Commitment Termination Date (as defined in the Credit Agreement), the principal sum of ____________________ AND 00/100 DOLLARS ($__,000,000.00) or, if less, the then-aggregate unpaid principal amount of Base Rate Loans, Federal Funds Rate Loans and Eurodollar Loans (as such terms are defined in the Credit Agreement) as has been borrowed by the Fund under the Credit Agreement. The Fund may borrow, repay and reborrow hereunder in accordance with the provisions of the Credit Agreement. All Base Rate Loans, Federal Funds Rate Loans and Eurodollar Loans and all payments of principal shall be recorded by the holder in its records.

         Anything in this Note to the contrary notwithstanding, the Fund shall be liable hereunder only for Base Rate Loans, Federal Funds Rate Loans and Eurodollar Loans borrowed by the Fund under the Credit Agreement and other obligations with respect thereto. The sole source of repayment of the principal of and interest on each Loan hereunder and other obligations with respect thereto made with respect to the Fund shall be the revenues and assets of such Fund and not from any other asset of the Investment Company or any other Fund as a series of the Investment Company.

         The Fund further promises to pay to the order of the Bank interest on the aggregate unpaid principal amount hereof from time to time outstanding from the date hereof until paid in full at the rates per annum which shall be determined in accordance with the provisions of the Credit Agreement. Accrued interest shall be payable on the dates specified in the Credit Agreement.

         All payments of principal and interest under this Note shall be made in lawful money of the United States of America in immediately available funds at State Street Bank and Trust Company, ABA No. 011-000-028, Account No. 42525,
Reference: Columbia Management Group, or at such other place as may be designated by the Operations Agent to the Fund in writing.

         This Note is the Note referred to in, and evidences indebtedness incurred under, a Credit Agreement dated as of April 29, 1996 (as amended and restated as of April 25, 2003 and as it may be further amended, modified or supplemented from time to time, called the "Credit Agreement") among the Fund and the other parties thereto, to which Credit Agreement reference is made for a statement of the terms and provisions thereof, including those under which the Fund is permitted and required to make prepayments and repayments of principal of such indebtedness and under which such indebtedness may be declared to be immediately due and payable.

         [A copy of the Agreement and Declaration of Trust of the below-named trust (the "Trust") is on file with the Secretary of State of The Commonwealth of Massachusetts and the Clerk of the City of Boston, and notice is hereby given that none of the shareholders, trustees, officers, employees and other agents of the Trust or the Fund shall be personally bound by or liable for any indebtedness, liability or obligation arising hereunder, nor shall resort be had to their private property for the satisfaction of any obligations or claim arising hereunder.]

         All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

         This Note is made under and governed by the internal laws of the State of New York.

                          [NAME OF TRUST] ON BEHALF OF
                          [NAME OF FUND]




                          By:    ____________________________
                          Title: ____________________________

                          LOANS AND PRINCIPAL PAYMENTS

Date       Amount of      Repaid      Principal   Amount of            Notation
----                      ------
           Loan Made                  Balance     Unpaid Principal      Made by
           ---------                  -------                           -------
                                                                          Total

13062245.1 043003 1142C  97407456                      Ex. 2.3-2

                                   EXHIBIT 2.3

                          FORM OF COMMITTED LOAN NOTICE

                                                      Date:  ___________, _____

         To:      State Street Bank and Trust Company, as Operations Agent

         Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement, dated as of April 29, 1996 (as amended and restated as of April 25, 2003 and as it may be further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement;" the terms defined therein being used herein as therein defined), among the investment companies and portfolios thereof party thereto, the Banks from time to time party thereto, State Street Bank and Trust Company, as Operations Agent, and Bank of America, N.A., as Administrative Agent.

   The undersigned _________________________ (Fund No.:_________; DDA:_________)
   hereby requests (select one):

    __  A borrowing of Committed Loans __  A conversion or continuation of
                                           Committed Loans

     1.       On __________________      (a Business Day).

     2.       In the amount of $________________.

     3.       Comprised of      ___________________.

                           [Type of Committed Loan requested]

     4.       For Eurodollar Loans:  with an Interest Period of ____ weeks.

         The Committed Loan requested herein complies with the provisos to the second sentence of Section 2.1 of the Agreement.

         As of _____________________, the Asset Coverage Ratio for such Fund is calculated as follows:

         (a) Total Assets (less the value of assets subject to Liens), net of liabilities and Indebtedness not represented by Senior
                  Securities1                        $_________________________

         (b)      Loan requested today               $_________________________

         (c)      Senior Securities Representing
                  Indebtedness2                      $_________________________

         (d)      The sum of (a) plus (b) divided by (c)  _____________________

         Note: The Loan requested today is permissible only if (i) the result of
(d) is greater than or equal to 3 and (ii) such Loan will not otherwise cause the Indebtedness of the requesting Fund to exceed the Maximum Amount applicable to such Fund as set forth in the Credit Agreement.

         The undersigned further certifies, on behalf of the Fund, that the Asset Coverage Ratio of the Fund as set forth in its prospectus is not more restrictive than 3 to 1.

         The undersigned further certifies, on behalf of the Fund, that, to the best of its knowledge, (a) no Default has occurred and is continuing as of the date of this Borrowing Certificate and (b) immediately after the making of the requested Loans, no Default would occur and be continuing.

         [A copy of the Agreement and Declaration of Trust of the below-named trust (the "Trust") is on file with the Secretary of State of The Commonwealth of Massachusetts and the Clerk of the City of Boston, and notice is hereby given that none of the shareholders, trustees, officers, employees and other agents of the Trust or the Fund shall be personally bound by or liable for any indebtedness, liability or obligation arising hereunder, nor shall resort be had to their private property for the satisfaction of any obligations or claim arising hereunder.]

Date:  ____________________                 [__________, on behalf of]

                                                     [Name of Fund]


                            By: _____________________
                            Title: [Must be an Authorized Officer
                                    of the Investment Company]

13062245.1 043003 1142C  97407456                      Ex. 2.12-1

                                  EXHIBIT 2.12

                            FORM OF ALLOCATION NOTICE


                                                                 Date:   , 200_

To: State Street Bank and Trust Company, as Operations Agent for the Banks party to the Credit Agreement dated as of April 29, 1996 (as amended and restated as of April 25, 2003 and as it may be further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement;" the terms defined therein being used herein as therein defined) among the investment companies party thereto and the financial institutions party thereto

Ladies and Gentlemen:

         Reference is made to the Credit Agreement. This instrument is an Allocation Notice as contemplated by the Credit Agreement. The allocation of liability of the Funds as set forth herein shall be effective from the date hereof until a later-dated Allocation Notice is delivered to the Operations Agent.

--------------------------------------------- ----------------------------------
Name of Fund                                  % Allocation
--------------------------------------------- ----------------------------------
--------------------------------------------- ----------------------------------
[List each Fund]                              [For each Fund]
--------------------------------------------- ----------------------------------

                                Very truly yours,

13062245.1 043003 1142C  97407456                      Ex. 2.13-2

                                  EXHIBIT 2.13

                            FORM OF SWING LOAN NOTICE


To:      State Street Bank and Trust Company, as Operations Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of April 29, 1996 (as amended and restated as of April 25, 2003 and as it may be further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), the investment companies and portfolios thereof party thereto, the Banks from time to time party thereto, State Street Bank and Trust Company, as Operations Agent, and Bank of America, N.A., as Administrative Agent.

The undersigned _________________________ (Fund No.:_________; DDA:_________)
hereby requests a Swing Loan:

1.       On ________________ (a Business Day).

2.       In the amount of $______________.

         As of _____________________, the Asset Coverage Ratio for such Fund or Fund is calculated as follows:

         (a) Total Assets (less the value of assets subject to Liens), net of liabilities and Indebtedness not represented by Senior
                  Securities1                        $_________________________

         (b)      Loan requested today               $_________________________

         (c)      Senior Securities Representing
                  Indebtedness2                      $_________________________

         (d)      The sum of (a) plus (b) divided by (c) ______________________

         Note: The Loan requested today is permissible only if (i) the result of
(d) is greater than or equal to 3 and (ii) such Loan will not otherwise cause the Indebtedness of the requesting Fund to exceed the Maximum Amount applicable to such Fund as set forth in the Credit Agreement.

         The undersigned further certifies, on behalf of the Fund, that the Asset Coverage Ratio of the Fund as set forth in its prospectus is not more restrictive than 3 to 1.

         The Swing Line Loan requested herein complies with the requirements of the provisos to the first sentence of Section 2.13 of the Agreement.

         The undersigned further certifies, on behalf of the Fund, that, to the best of its knowledge, (a) no Default has occurred and is continuing as of the date of this Borrowing Certificate and (b) immediately after the making of the requested Loans, no Default would occur and be continuing.

         [A copy of the Agreement and Declaration of Trust of the below-named trust (the "Trust Company") is on file with the Secretary of State of The Commonwealth of Massachusetts and the Clerk of the City of Boston, and notice is hereby given that none of the shareholders, trustees, officers, employees and other agents of the Investment Company or the Fund shall be personally bound by or liable for any indebtedness, liability or obligation arising hereunder, nor shall resort be had to their private property for the satisfaction of any obligations or claim arising hereunder.]


Date:  ____________________                 __________, on behalf of

                                                     [Name of Fund]


                            By: _____________________
                            Title: [Must be an Authorized Officer]

13062245.1 043003 1142C  97407456                     Ex. 4.1(c)-1

                                                     EXHIBIT 4.1(c)

                     FORM OF OPINION OF COUNSEL TO THE FUNDS

13062245.1 043003 1142C  97407456                     Ex. 5.7.1-1

                                  EXHIBIT 5.7-1

                             SCHEDULE OF LITIGATION

                                      None

13062245.1 043003 1142C  97407456                     Ex. 5.7-2-1

                                  EXHIBIT 5.7-2

                       SCHEDULE OF CONTINGENT LIABILITIES

                                      None.

13062245.1 043003 1142C  97407456                     Ex. 6.1-1-2

                                  EXHIBIT 6.1-1

                    FORM OF ASSET COVERAGE RATIO CERTIFICATE

         Reference is made to that certain Credit Agreement, dated as of April 29, 1996 (as amended and restated as of April 25, 2003 and as it may be further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement;" the terms defined therein being used herein as therein defined), among certain investment companies party thereto and the various financial institutions party thereto. Pursuant to the terms of the Credit Agreement, the undersigned, on behalf of the [Name of Fund], certifies to the Operations Agent and the Banks as follows:

         As of _____________________, the Asset Coverage Ratio for such Fund is calculated as follows:

         (a) Total Assets (less the value of assets subject to Liens), net of liabilities and Indebtedness not represented by Senior
                  Securities1                         $_________________________

         (b)      Loan requested today (if any)       $_________________________

         (c)      Senior Securities Representing
                  Indebtedness2                       $_________________________

          (d)     The sum of (a) plus (b) divided by (c) $______________________

         Note: The Loan requested today is permissible only if (i) the result of
(d) is greater than or equal to 3 and (ii) such Loan will not otherwise cause the Indebtedness of the requesting Fund to exceed the Maximum Amount applicable to such Fund as set forth in the Credit Agreement.

         The Asset Coverage Ratio of the Fund as set forth in its prospectus is not more restrictive than 3 to 1.

         [To the best knowledge of the undersigned Authorized Officer, no Default with respect to the Fund has occurred and is continuing.]

         [Describe Event of Default and actions being taken to remedy it.]

         [A copy of the Agreement and Declaration of Trust of the below-named trust (the "Trust") is on file with the Secretary of State of The Commonwealth of Massachusetts and the Clerk of the City of Boston, and notice is hereby given that none of the shareholders, trustees, officers, employees and other agents of the Investment Company or the Fund shall be personally bound by or liable for any indebtedness, liability or obligation arising hereunder, nor shall resort be had to their private property for the satisfaction of any obligations or claim arising hereunder.]

Date:  ____________________                 __________, on behalf of

                                            [Name of Fund]



                                            By:                         ______
                                                 -------------------------------
                     Title: [Must be an Authorized Officer]

13062245.1 043003 1142C  97407456                     Ex. 6.1-2-4

                                  EXHIBIT 6.1-2

            FORM OF CERTIFICATE AS TO INVESTMENT COMPANY FILING DATES

                  STEIN ROE FLOATING RATE LIMITED LIABILITY COMPANY

                      LIBERTY-STEIN ROE FUNDS INVESTMENT TRUST

                       LIBERTY-STEIN ROE FUNDS MUNICIPAL TRUST

                       LIBERTY-STEIN ROE FUNDS INCOME TRUST

                           LIBERTY-STEIN ROE FUNDS TRUST

                                LIBERTY FUNDS TRUST I

                                LIBERTY FUNDS TRUST II

                                LIBERTY FUNDS TRUST III

                                LIBERTY FUNDS TRUST IV

                                LIBERTY FUNDS TRUST V

                                LIBERTY FUNDS TRUST VI

                                LIBERTY FUNDS TRUST VII

                                Secretary's Certificate

          Reference is made to the Credit Agreement dated as of April 29, 1996, as amended and restated as of April 25, 2003 (as amended and restated, the "Credit Agreement"), by and among Liberty-Stein Roe Funds Investment Trust ("Investment Trust"), Liberty-Stein Roe Funds Municipal Trust ("Municipal Trust"), Liberty-Stein Roe Funds Income Trust ("Income Trust"), Liberty-Stein Roe Funds Trust ("Funds Trust"), Liberty Funds Trust I ("Trust I"), Liberty Funds Trust II ("Trust II"), Liberty Funds Trust III ("Trust III"), Liberty Funds Trust IV ("Trust IV"), Liberty Funds Trust V ("Trust V"), Liberty Funds Trust VI ("Trust VI"), Liberty Funds Trust VII ("Trust VII") ("Trust VII," and together with Investment Trust, Municipal Trust, Income Trust, Funds Trust, Trust I, Trust II, Trust III, Trust IV, Trust V and Trust VI, the "Trusts"), on behalf of certain of their series listed on Schedule A hereto (the "Series"), Stein Roe Floating Rate Limited Liability Company ("Floating Rate LLC" and together with the Trusts, the "Borrowers"), the various banks that are or may become party hereto (collectively, the "Banks"), State Street Bank and Trust Company, as
     operations agent for the Banks, and Bank of America, N.A., as administrative agent for the Banks. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

         I, __________, the duly qualified and elected __________ of each of the Borrowers, do hereby certify in such capacity and on behalf of each of the Borrowers that attached hereto as Exhibit A is, among other matters, a true and correct listing of the fiscal year end dates of the Trusts and Floating Rate LLC.

   IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of _____, 200_.

               STEIN ROE FLOATING RATE LIMITED LIABILITY COMPANY
                    LIBERTY-STEIN ROE FUNDS INVESTMENT TRUST
                    LIBERTY-STEIN ROE FUNDS MUNICIPAL TRUST
                      LIBERTY-STEIN ROE FUNDS INCOME TRUST
                         LIBERTY-STEIN ROE FUNDS TRUST
                             LIBERTY FUNDS TRUST I
                             LIBERTY FUNDS TRUST II
                            LIBERTY FUNDS TRUST III
                             LIBERTY FUNDS TRUST IV
                             LIBERTY FUNDS TRUST V
                             LIBERTY FUNDS TRUST VI
                            LIBERTY FUNDS TRUST VII



_________                                           By:_________________________

                                                                      Schedule A

                                                                       Exhibit A

         [List fiscal year end date for each Series]

         The definitive prospectus and statement of additional information for each Series must be filed with the Securities and Exchange Commission by no later than the one hundred and twentieth day following the last day of the fiscal year of such Series.

13062245.1 043003 1142C  97407456                     Ex. 9.7(b)-5

                                 EXHIBIT 9.7(b)

                            ASSIGNMENT AND ASSUMPTION

         This Assignment and Assumption (this "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended and restated as of April 25, 2003 and as it may be further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

         For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Operations Agent as contemplated below (i) all of the Assignor's rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, Swing Loans included in such facilities) and
(ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Bank) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

         1.       Assignor:         ______________________________



         2.       Assignee:         ______________________________ [and is an

                  Affiliate of [identify Bank] ]

         3. Operations Agent: ______________________, as the operations agent under the Credit Agreement



         4. Credit Agreement: [The Credit Agreement, dated as of ________, among [name of borrower(s)], the Banks parties thereto, and the agents parties thereto

         5.       Assigned Interest:


Facility         Aggregate Amount of   Amount of            Percentage Assigned
Assigned         Commitment/Loans      Commitment/Loans     of Commitment/Loans
                 for all Banks         Assigned*
------------     $--------------       $--------------      ----------------%

------------     $--------------       $--------------      ----------------%

------------     $--------------       $--------------      ----------------%



         [7.      Trade Date:       __________________]

         Effective Date: __________________, 20__ [TO BE INSERTED BY OPERATIONS AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

         The terms set forth in this Assignment and Assumption are hereby agreed to:

         ASSIGNOR

         [NAME OF ASSIGNOR]



         By: _____________________________

                  Title:



         ASSIGNEE

         [NAME OF ASSIGNEE]



         By: _____________________________

                  Title:

         [Consented to and]  Accepted:



         [NAME OF OPERATIONS AGENT], as

          Operations Agent



         By: _________________________________

               Title:



         [Consented to:]



         By: _________________________________

               Title:



                      ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

                             [-------------------]


                       STANDARD TERMS AND CONDITIONS FOR

                           ASSIGNMENT AND ASSUMPTION


         1. Representations and Warranties.

         1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Funds or any other Person obligated in respect of any Credit Document or
(iv) the performance or observance by the Funds or any other Person of any of their respective obligations under any Loan Document.

         1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Lender under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement),
(iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Bank thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Bank thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Bank and (v) if it is a foreign Bank, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or the Operations Agent, the Assignor or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Bank.

         2. Payments. From and after the Effective Date, the Operations Agent shall make all payments in respect of the Assigned interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Operations Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

         3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

13062245.1 043003 1142C  97407456                     Annex I-3


13062245.1 043003 1142C  97407456                     Annex I-1

                                     ANNEX I

                         INVESTMENT COMPANIES AND FUNDS

Original Borrower Parties

Series of Liberty Funds Trust I

Liberty High Yield Securities Fund
Liberty Strategic Income Fund
Liberty Tax-Managed Growth Fund
Liberty Tax-Managed Growth Fund II
Liberty Tax-Managed Value Fund

Series of Liberty Funds Trust II

Liberty Newport Japan Opportunities Fund
Liberty Newport Greater China Fund

Series of Liberty Funds Trust III

Liberty Select Value Fund
The Liberty Fund
Liberty Newport Global Equity Fund
Liberty Contrarian Income Fund

Series of Liberty Funds Trust IV

Liberty Tax-Exempt Fund
Liberty Tax-Exempt Insured Fund
Liberty Utilities Fund

Series of Liberty Funds Trust V

Liberty California Tax-Exempt Fund
Liberty Connecticut Tax-Exempt Fund
Liberty Massachusetts Tax-Exempt Fund
Liberty New York Tax-Exempt Fund

Series of Liberty Funds Trust VI

Liberty Growth & Income Fund
Liberty Small-Cap Value Fund
Liberty Newport Asia Pacific Fund

Series of Liberty Funds Trust VII

Liberty Newport Tiger Fund
Liberty Newport Europe Fund

New Borrower Parties

Series of Liberty Funds Trust I

Liberty Tax-Managed Aggressive Growth Fund

Series of Liberty Funds Trust III

Liberty Intermediate Government Income Fund
Liberty Quality Plus Bond Fund
Liberty Corporate Bond Fund
Liberty Federal Securities Fund

Series of Liberty Funds Trust V

Liberty Large Company Index Fund
Liberty U.S. Treasury Index Fund
Liberty Small Company Index Fund
Liberty Intermediate Tax-Exempt Bond Fund
Liberty Massachusetts Intermediate Municipal Bond Fund Liberty Connecticut Intermediate Municipal Bond Fund Liberty New Jersey Intermediate Municipal Bond Fund Liberty New York Intermediate Municipal Bond Fund Liberty Rhode Island Intermediate Municipal Bond Fund Liberty Florida Intermediate Municipal Bond Fund Liberty Pennsylvania Intermediate Municipal Bond Fund

Liberty-Stein Roe Funds Income Trust

Liberty Income Fund
Liberty Intermediate Bond Fund

Liberty-Stein Roe Funds Municipal Trust

Liberty High-Yield Municipal Fund
Liberty Managed Municipals Fund

Liberty-Stein Roe Funds Trust

Stein Roe Institutional Client High Yield Fund

Liberty-Stein Roe Funds Investment Trust

Liberty Young Investor Fund Liberty Growth Stock Fund Liberty Asset Allocation Fund Liberty Strategic Equity Fund Liberty Large Cap Core Fund Liberty International Equity Fund Liberty Equity Growth Fund Liberty Equity Value Fund Liberty Small Cap Fund Liberty Small Company Equity Fund

Stein Roe Floating Rate Limited Liability Company





1 This office must be in the United States.

1        Do not include Loan requested today.

2        Include Loan requested today.

1        Do not include Loan requested today.

2        Include Loan requested today.

1        Do not include Loan requested today (if any).

2        Include Loan requested today (if any).